EXHIBIT 2.1







                           AGREEMENT AND PLAN OF MERGER

                           DATED AS OF AUGUST 14, 1997

                                   BY AND AMONG

                                W. R. GRACE & CO.,

                             PACKCO ACQUISITION CORP.

                                       AND

                              SEALED AIR CORPORATION



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                                  TABLE OF CONTENTS

                                                                        PAGE

                                       RECITALS

               A.   Defined Terms......................................   1
               B.   The Contribution...................................   1
               C.   The Distribution...................................   1
               D.   The Recapitalization...............................   1
               E.   The Merger.........................................   1
               F.   Intention of the Parties...........................   2
               G.   Approvals..........................................   2


                                      ARTICLE I

                     THE REORGANIZATION; CLOSING; EFFECTIVE TIME

         Section 1.1.    The Contribution, the Distribution, and the
                           Recapitalization............................   2
         Section 1.2.    The Merger....................................   2
         Section 1.3.    Effective Time................................   2
         Section 1.4.    Closing.......................................   3


                                     ARTICLE II

                      CERTIFICATE OF INCORPORATION AND BY-LAWS

         Section 2.1.    Certificates of Incorporation.................   3
         Section 2.2.    Surviving Corporation By-laws.................   3


                                     ARTICLE III

                               DIRECTORS AND OFFICERS

         Section 3.1.    Newco Directors...............................   3
         Section 3.2.    Newco Officers................................   3
         Section 3.3.    Surviving Corporation Directors...............   4
         Section 3.4.    Surviving Corporation Officers................   4



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                                                                        PAGE

                                     ARTICLE IV

                         MERGER CONSIDERATION; CONVERSION OR
                        CANCELLATION OF SHARES IN THE MERGER

         Section 4.1.    Merger Consideration; Conversion or
                           Cancellation of Capital Stock of Sealed
                           Air and Merger Sub..........................   4
         Section 4.2.    Exchange of Old Certificates for New
                           Certificates................................   4
                         (a) Appointment of Exchange Agent.............   4
                         (b) Exchange Procedures.......................   5
                         (c) No Transfers..............................   6
                         (d) No Liability..............................   6
                         (e) Withholding Rights........................   6
                         (f) Sealed Air Contingent Stock and Restricted
                               Stock Plans.............................   6


                                     ARTICLE V

                          REPRESENTATIONS AND WARRANTIES

         Section 5.1.    Representations and Warranties of Grace.......   7
                         (a) Capital Stock.............................   7
                         (b) Corporate Organization and Qualification..   9
                         (c) Corporate Authority.......................   9
                         (d) Governmental Filings; No Violations.......  10
                         (e) SEC Documents; Financial Statements;
                               No Undisclosed Liabilities..............  11
                         (f) Absence of Certain Events and Changes.....  11
                         (g) Takeover Statutes; Rights Plan............  12
                         (h) Brokers and Finders.......................  12
                         (i) Contribution..............................  12
                         (j) Tax Matters...............................  12
                         (k) Disclosure................................  13
         Section 5.2.    Representations and Warranties for the
                           Packaging Business..........................  13
                         (a) Corporate Organization and Qualification..  13
                         (b) Corporate Authority.......................  13
                         (c) Capitalization............................  14
                         (d) Financial Statements; No Undisclosed
                               Liabilities.............................  14
                         (e) Absence of Certain Events and Changes.....  15
                         (f) Compliance with Laws......................  15
                         (g) Title to Assets...........................  16
                         (h) Litigation................................  16
                         (i) Taxes.....................................  17
                         (j) Environmental Matters.....................  17



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                                                                        PAGE

                         (k) Contracts and Commitments.................  18
                         (l) Employee Benefit Plans....................  19
                         (m) Trademarks, Patents and Copyrights........  22
         Section 5.3.    Representations and Warranties of Sealed Air..  23
                         (a) Capital Stock.............................  23
                         (b) Corporate Organization and
                               Qualification...........................  24
                         (c) Corporate Authority.......................  24
                         (d) Governmental Filings; No Violations.......  25
                         (e) SEC Documents; Financial Statements; No
                               Undisclosed Liabilities.................  26
                         (f) Absence of Certain Events and Changes.....  26
                         (g) Compliance with Laws......................  27
                         (h) Title to Assets...........................  27
                         (i) Litigation................................  28
                         (j) Taxes.....................................  28
                         (k) Contracts and Commitments.................  29
                         (l) Employee Benefits.........................  29
                         (m) Environmental Matters.....................  32
                         (n) Takeover Statutes; Rights Plans...........  32
                         (o) Brokers and Finders.......................  32
                         (p) Trademarks, Patents and Copyrights........  33
                         (q) Tax Matters...............................  33
                         (r) Disclosure................................  33


                                     ARTICLE VI

                                      COVENANTS

         Section 6.1.    Interim Operations............................  34
         Section 6.2.    Certain Transactions..........................  36
         Section 6.3.    Acquisition Proposals.........................  36
         Section 6.4.    Information Supplied..........................  38
         Section 6.5.    Shareholder Approvals.........................  38
         Section 6.6.    Filings; Other Actions........................  39
         Section 6.7.    Audited Financial Statements; Comfort
                           Letters.....................................  40
         Section 6.8.    Access........................................  40
         Section 6.9.    Notification of Certain Matters...............  41
         Section 6.10.   Publicity.....................................  41
         Section 6.11.   Employee Benefits; Headquarters Employees.....  41
         Section 6.12.   Expenses......................................  42
         Section 6.13.   Antitakeover Statutes.........................  45
         Section 6.14.   Securities Act Compliance.....................  45
         Section 6.15.   Transaction Agreements........................  45
         Section 6.16.   Tax Matters...................................  45



                                                                        PAGE

                                     ARTICLE VII

                                     CONDITIONS

         Section 7.1.    Conditions to Each Party's Obligation.........  46
                         (a) Shareholder Approval......................  46
                         (b) Governmental and Regulatory Consents......  46
                         (c) Third-Party Consents......................  46
                         (d) Governmental Matters......................  47
                         (e) Tax Opinions..............................  47
                         (f) Registration Statements...................  47
                         (g) The Contribution, the Distribution and
                               the Recapitalization....................  47
                         (h) Stock Exchange Listing....................  47
         Section 7.2.    Conditions to Obligation of Grace.............  48
                         (a) Representations and Warranties............  48
                         (b) Performance of Obligations................  48
         Section 7.3.    Conditions to Obligation of Sealed Air........  48
                         (a) Representations and Warranties............  48
                         (b) Performance of Obligations................  49
                         (c) Letter of Credit..........................  49
                         (d) Solvency Opinion..........................  49


                                    ARTICLE VIII

                                     TERMINATION

         Section 8.1.    Termination by Mutual Consent.................  49
         Section 8.2.    Termination by any Party Hereto...............  49
         Section 8.3.    Termination by Grace..........................  50
         Section 8.4.    Termination by Sealed Air.....................  50
         Section 8.5.    Effect of Termination and Abandonment.........  51


                                     ARTICLE IX

                               MISCELLANEOUS AND GENERAL

         Section 9.1.    Survival......................................  51
         Section 9.2.    Modification or Amendment.....................  51
         Section 9.3.    Waiver of Conditions..........................  51
         Section 9.4.    Counterparts..................................  51
         Section 9.5.    Governing Law.................................  52
         Section 9.6.    Notices.......................................  52
         Section 9.7.    Entire Agreement; Assignment..................  52
         Section 9.8.    Definition of "Subsidiary"....................  53
         Section 9.9.    Captions......................................  53
         Section 9.10.   Specific Performance..........................  53
         Section 9.11.   Severability..................................  53


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                                                                        PAGE

         Section 9.12.   Third-Party Beneficiaries.....................  54
         Section 9.13.   Further Assurances............................  54

         Annex A      Defined Terms

         Exhibit A    Form of Distribution Agreement
         Exhibit B    Forms of Tax Matters Certificates
         Exhibit C    Form of Grace Tax Opinion
         Exhibit D    Form of Sealed Air Tax Opinion
         Exhibit E    Terms of Newco Convertible Preferred Stock
         Exhibit F    Terms of Newco Amendment

         Grace Disclosure Letter
         Packaging Business Disclosure Letter
         Sealed Air Disclosure Letter


                   AGREEMENT AND PLAN OF MERGER, dated as of August 14, 1997 (this "Agreement"), by and among W. R. GRACE & CO., a Delaware corporation ("Grace"), Packco Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Grace ("Merger Sub"), and Sealed Air Corporation, a Delaware corpora-tion ("Sealed Air").


                                     RECITALS


                   A. Defined Terms. Certain capitalized terms used herein shall have the meanings set forth in Annex A hereto.

                   B. The Contribution. Prior to the Effective Time, and pursuant to the Distribution Agreement, a form of which is attached hereto as Exhibit A (the "Distribution Agreement"), Grace intends to contribute (the "Contribution") its worldwide packaging business (other than the container business group) to an indirect, newly-formed Delaware subsidiary of Grace ("Packco").

                   C. The Distribution. Prior to the Effective Time, Grace, New Grace (as defined in the Distribution Agreement) and
         W. R. Grace & Co.-Conn. ("Grace-Conn.") intend to consummate the transactions contemplated by the Distribution Agreement, including the distribution by Grace to the holders of Grace Common Shares all of the common stock of New Grace (the "Dis-tribution").

                   D. The Recapitalization. Immediately prior to the Effective Time, but following the Distribution, Grace shall be recapitalized (as defined in the Distribution Agreement, the "Recapitalization") so that the holders of Grace Common Shares shall thereafter hold Newco Common Shares and Newco Convertible Preferred Shares, all as provided in the Distribution Agree-ment.

                   E. The Merger. At the Effective Time, the parties intend to effect a merger of Merger Sub with and into Sealed Air, with Sealed Air being the surviving corporation (the "Merger"), the Certificate of Incorporation of Sealed Air shall be amended to change the name of Sealed Air to a different name as determined by Sealed Air, and the Certificate of Incorpora-tion of Grace shall be amended (the "Newco Amendment") to change the name of Grace to "Sealed Air Corporation" (such cor-poration, from and after the Effective Time, is sometimes here-inafter referred to as "Newco") and to effect the other amend-ments described in Exhibit F hereto.


                   F. Intention of the Parties. It is the intention of the parties to this Agreement that, for United States federal income tax purposes, the Distribution, Recapitalization and related transactions shall be tax-free to Grace and its share-holders under the Code and the Merger shall qualify as a "reor-ganization" within the meaning of Section 368 of the Code and the Merger will be tax-free under the Code to Grace, Sealed Air and their respective shareholders.

                   G. Approvals. The Board of Directors of each party hereto has determined that this Agreement is in the best inter-ests of such party and its shareholders and has duly approved this Agreement and authorized its execution and delivery.

                   NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements set forth herein, the parties hereto hereby agree as follows:


                                    ARTICLE I

                   THE REORGANIZATION; CLOSING; EFFECTIVE TIME

                   SECTION 1.1. The Contribution, the Distribution, and the Recapitalization. Subject to the terms and conditions of the Distribution Agreement, prior to the Effective Time, the parties thereto shall effect the various transactions contem-plated thereby, including the Contribution, the Distribution and the Recapitalization.

                   SECTION 1.2. The Merger. At the Effective Time, Sealed Air and Merger Sub shall consummate the Merger in which Merger Sub shall be merged with and into Sealed Air and the separate corporate existence of Merger Sub shall thereupon cease. Sealed Air shall be the surviving corporation of the Merger (the "Surviving Corporation") and shall continue to be governed by the laws of the State of Delaware.

                   SECTION 1.3. Effective Time. Provided that this Agreement shall not have been terminated in accordance with its terms, as promptly as practicable after all of the conditions to the Merger shall have been satisfied or waived (or on such later date as the parties hereto may agree in writing), the parties hereto shall cause the Merger to be consummated by fil-ing a certificate of merger (the "Merger Certificate") with the Secretary of State of the State of Delaware in such form as required by, and executed in accordance with, Section 251 of the Delaware General Corporation Law (the "DGCL"). The Merger shall become effective upon the date and at the time (the "Ef-fective Time") on which the Merger Certificate has been duly



         filed with the Secretary of State of the State of Delaware, or at such later date and time as set forth therein.

                   SECTION 1.4. Closing. The closing of the Reorgani-zation (the "Closing") shall take place at the offices of Wach-tell, Lipton, Rosen & Katz, New York, New York, at 10:00 A.M. on the first business day on which all the conditions set forth in Article VII can be fulfilled or are waived, or at such other place and/or time as the parties hereto may agree. The date upon which the Closing shall occur is herein called the "Clos-ing Date."


                                    ARTICLE II

                     CERTIFICATE OF INCORPORATION AND BY-LAWS

                   SECTION 2.1. Certificates of Incorporation. The certificate of incorporation of Merger Sub, as in effect at the Effective Time, shall be the certificate of incorporation of the Surviving Corporation (the "S.C. Certificate of Incorpora-tion"), until duly amended in accordance with the terms thereof and the DGCL. At the Effective Time, the Certificate of Incor-poration of Grace (the "Grace Certificate of Incorporation") shall be amended as set forth in the Newco Amendment.

                   SECTION 2.2. Surviving Corporation By-laws. The By-laws of Merger Sub, as in effect at the Effective Time, shall be the By-laws of the Surviving Corporation until duly amended in accordance with the terms thereof, the S.C. Certificate of Incorporation and the DGCL.


                                   ARTICLE III

                              DIRECTORS AND OFFICERS

                   SECTION 3.1. Newco Directors. Immediately after the Effective Time, the directors of Newco shall be the seven di-rectors of Sealed Air immediately prior to the Effective Time and four independent directors selected by Grace from the ex-isting Grace Board.

                   SECTION 3.2. Newco Officers. Immediately after the Effective Time, the officers of Newco shall be the Chief Execu-tive Officer of Sealed Air, the Chief Operating Officer of Sealed Air, the current President of Grace Packaging and such other officers as may be named in the Joint Proxy Statement or duly appointed or elected by the Board of Directors of Newco.


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                   SECTION 3.3.  Surviving Corporation Directors.  Imme-
         diately after the Effective Time, the directors of the Surviv-ing Corporation shall be as designated by Newco.

                   SECTION 3.4. Surviving Corporation Officers. Imme-diately after the Effective Time, the officers of Sealed Air shall be the officers of the Surviving Corporation.


                                    ARTICLE IV

                       MERGER CONSIDERATION; CONVERSION OR
                       CANCELLATION OF SHARES IN THE MERGER

                   SECTION 4.1. Merger Consideration; Conversion or Cancellation of Capital Stock of Sealed Air and Merger Sub. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any capital stock of Sealed Air or Merger Sub:

                   (a) Each Sealed Air Common Share issued and out-standing immediately prior to the Effective Time (other than any Sealed Air Common Share owned by Grace or its subsidiaries or any Sealed Air subsidiary or held in Sealed Air's treasury) shall be converted into and become at the Effective Time one Newco Common Share.

                   (b) Each Newco Common Share and each Newco Convert-ible Preferred Share issued and outstanding immediately prior to the Effective Time shall remain issued and out-standing and shall be unchanged by the Merger.

                   (c) All Sealed Air Common Shares shall cease to be outstanding, shall be cancelled and retired and shall cease to exist.

                   (d) Each Sealed Air Common Share issued and out-standing immediately prior to the Effective Time and owned by Grace or its subsidiaries or any Sealed Air subsidiary or held in Sealed Air's treasury shall cease to be out-standing, shall be cancelled and retired without payment of any consideration therefor and shall cease to exist.

                   (e) Each share of Merger Sub Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into and become one share of common stock of the Surviving Corporation.

                   SECTION 4.2. Exchange of Old Certificates for New Certificates. (a) Appointment of Exchange Agent. From and




         after the Effective Time until the end of the six-month period following the Effective Time, Newco shall make available or cause to be made available to an exchange agent appointed prior to the Effective Time with the approval of each of Grace and Sealed Air (the "Exchange Agent") Newco Certificates in amounts sufficient to allow the Exchange Agent to make all deliveries of Newco Certificates that are requested by holders of Old Sealed Air Certificates in exchange for Old Sealed Air Certifi-cates pursuant to this Article IV. In its discretion, Newco may elect to evidence ownership of Newco Common Shares through a book-entry transfer agent, in which case the Exchange Agent shall deliver, upon compliance by a former Sealed Air share-holder with the provisions of Section 4.2(b), a book-entry ac-count statement evidencing the ownership of Newco Common Shares (or, at the request of a former Sealed Air shareholder, a Newco Certificate evidencing such ownership). In the event Newco so elects, references herein to Newco Certificates shall be deemed to include references to the book-entry account statements re-lating to the ownership of Newco Common Shares.

                   (b) Exchange Procedures. Promptly after the Effec-tive Time, Newco shall cause the Exchange Agent to mail or de-liver to each person who was, at the Effective Time, a holder of record of Sealed Air Common Shares a letter of transmittal (the terms of which shall be mutually agreed upon by the par-ties hereto prior to the Effective Time) containing instruc-tions for use by holders of Sealed Air Common Shares who may, in their discretion, desire to surrender their Old Sealed Air Certificates in exchange for Newco Certificates pursuant to this Article IV. Upon surrender to the Exchange Agent of an Old Sealed Air Certificate for cancellation together with such letter of transmittal, duly executed and completed in accor-dance with the instructions thereto, the holder of such Old Sealed Air Certificate shall be entitled to receive in exchange therefor a Newco Certificate representing the Newco Common Shares and the Old Sealed Air Certificate so surrendered shall forthwith be cancelled. If any Newco Certificate is to be is-sued in a name other than that in which the Old Sealed Air Cer-tificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the person request-ing such exchange shall pay any transfer or other taxes re-quired by reason of the issuance of such in a name other than that of the registered holder of the Old Sealed Air Certificate surrendered, or shall establish to the satisfaction of Newco that any such taxes have been paid or are not applicable. Six months after the Effective Time, Newco shall be entitled to cause the Exchange Agent to deliver to it any applicable Newco Certificates made available to the Exchange Agent that are un-claimed by the former shareholders of Sealed Air. Any such former shareholders who have not theretofore exchanged their



         Old Sealed Air Certificates for Newco Certificates pursuant to this Article IV who desires to do so shall thereafter be en-titled to look exclusively to Newco and only as general credi-tors thereof to obtain Newco Certificates to which they become entitled upon exchange of their Old Sealed Air Certificates pursuant to this Article IV. Newco shall pay all applicable charges and expenses in connection with the exchange of Newco Certificates for Old Sealed Air Certificates as contemplated hereby.

                   (c) No Transfers. At or after the Effective Time, there shall be no transfers on the stock transfer books of the Surviving Corporation of Sealed Air Common Shares which were outstanding immediately prior to the Effective Time.

                   (d) No Liability. If any Old Sealed Air Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certifi-cate to be lost, stolen or destroyed and, if required by Newco, the posting by such person of a bond in such reasonable amount as Newco may direct as indemnity against any claim that may be made against it with respect to such Old Sealed Air Certifi-cate, Newco shall, in exchange for such lost, stolen or de-stroyed Old Sealed Air Certificates, issue or cause to be is-sued the Newco Certificate deliverable in respect thereof pur-suant to this Article IV. No party hereto, nor the Exchange Agent, shall be liable to any holder of former Sealed Air Com-mon Shares for any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                   (e) Withholding Rights. Newco shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of former Sealed Air Common Shares such amounts as may be required to be deducted and withheld with respect to the making of such payment under the Code, or under any provision of state, local or foreign tax law. To the extent that amounts are so withheld and paid over to the appropriate taxing authority, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the former Sealed Air Common Shares in respect of which such deduction and withholding was made.

                   (f) Sealed Air Contingent Stock and Restricted Stock Plans. The Sealed Air Stock Plans shall be amended in accor-dance with their terms and applicable law, with the effect that as of the Effective Time, among other things, (i) all of the rights and obligations of Sealed Air under the Sealed Air Stock Plans, including with respect to awards outstanding at the Ef-fective Time, shall be rights and obligations of Newco follow-ing the Effective Time and (ii) each unexercised right granted



         under the Sealed Air Stock Plans to purchase a Sealed Air Com-mon Share shall constitute a right to purchase a Newco Common Share in accordance with the terms and conditions of the ap-plicable Sealed Air Stock Plans, as amended from time to time.


                                    ARTICLE V

                          REPRESENTATIONS AND WARRANTIES

                   SECTION 5.1. Representations and Warranties of Grace. Grace hereby represents and warrants to Sealed Air that, except as set forth in a letter delivered to Sealed Air simultaneously with the execution and delivery of this Agree-ment (the "Grace Disclosure Letter"):

                   (a) Capital Stock. (i) Grace. The authorized cap-ital stock of Grace consists of 300,010,165 Grace Common Shares, par value $.01 per share, of which 73,409,932 were outstanding as of August 1, 1997, and 53,000,000 Grace Preferred Shares, par value $.01 per share, of which, as of August 1, 1997, none was outstanding. As of August 1, 1997, 6,224,234 Grace Common Shares were held in the trea-sury of Grace. As of the Effective Time, there will be no Grace Common Shares held in the treasury of Grace. As of August 1, 1997, there were outstanding under the Grace 1996 Stock Incentive Plan, the Grace 1994 Stock Incentive Plan, the Grace 1989 Stock Incentive Plan, the Grace 1986 Stock Incentive Plan, the Grace 1981 Stock Incentive Plan, and the Grace 1997 Stock Retainer Plan for Nonemployee Directors and any other plan for employees or directors of Grace (collectively, the "Grace Stock Plans") options to acquire an aggregate of 5,655,954 Grace Common Shares (subject to adjustment on the terms set forth in the Grace Stock Plans) at an average exercise price of $34.65 per share (the "Grace Options"). Such Grace Options include options to acquire an aggregate of 669,887 Grace Common Shares at an average exercise price of $40.81 per share held by Packco Employees (based on information regarding the identity of such employees as of the date hereof and as defined in the Benefits Agreement). As of August 1, 1997, there were no shares of capital stock of Grace re-served for issuance, other than 3,000,000 Grace Preferred Shares reserved for issuance in connection with the Grace Rights and 12,189,285 Grace Common Shares reserved for issuance under the Grace Stock Plans. All outstanding Grace Common Shares have been duly authorized and validly issued and are fully paid and nonassessable, and all Grace Common Shares issuable under the Grace Stock Plans have been duly authorized and will, upon issuance in accordance


              with the Grace Stock Plans and any agreements thereunder, be validly issued, fully paid and nonassessable. Except for the Grace Common Shares, Grace has outstanding no bonds, debentures, notes or other obligations or securi-ties the holders of which have the right to vote (or are convertible or exchangeable into or exercisable for secu-rities having the right to vote) with the shareholders of Grace on any matter. Except as set forth above, except for Grace Common Shares issued after August 1, 1997 pur-suant to the terms of options, securities or plans re-ferred to above and except in connection with the Transac-tion Agreements, there are no shares of capital stock of Grace authorized, issued or outstanding and there are no preemptive rights or any outstanding subscriptions, op-tions, puts, calls, warrants, rights, convertible or ex-changeable securities or other agreements or commitments of Grace or any of its subsidiaries of any character re-lating to the issued or unissued capital stock or other securities of Grace or any of its subsidiaries (including, without limitation, the issuance, sale, purchase, redemp-tion, conversion, exchange, redemption, voting or transfer thereof). The Newco Common Shares to be issued in the Recapitalization and the Merger or upon exercise of the Grace Options after the Recapitalization and the Newco Preferred Shares to be issued in the Recapitalization will, upon such issuance, be duly authorized, fully paid, validly issued and nonassessable.

                  (ii) Merger Sub. The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, par value $.01 per share, of Merger Sub (the "Merger Sub Com-mon Stock"). As of the date of this Agreement, 1,000 shares of Merger Sub Common Stock are issued and outstand-ing, all of which are duly authorized, validly issued, fully paid and nonassessable. Each issued and outstanding share of Merger Sub Common Stock is owned by Grace, free and clear of all liens, pledges, security interests, claims, proxies, preemptive or subscriptive rights and or other encumbrances or restrictions of any kind. No shares of Merger Sub Common Stock are held in the treasury of Merger Sub. There are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of Merger Sub or obligating Grace or any of its subsidiar-ies to issue or sell any shares of capital stock, or other equity interest in, Merger Sub. As of the Effective Time, all of the outstanding shares of capital stock of the Sur-viving Corporation will be duly authorized, validly is-sued, fully paid and nonassessable, and will be owned by



              Grace, free and clear of all liens, pledges, security in-terests, claims, proxies, preemptive or subscriptive rights and or other encumbrances or restrictions of any kind. Merger Sub was formed for the purpose of effecting the Merger and has no other business activity.

                   (b) Corporate Organization and Qualification. Each of Grace and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of Delaware and is in good standing (if recognized in such jurisdiction, or, if not, duly qualified) as a foreign corporation in each jurisdiction where the properties owned, leased or operated, or the business conducted, by it or its subsidiaries require such qualification, except for any such failure so to qualify or be in good standing which, when taken together with all other such failures, is not reasonably likely to have a Material Adverse Effect with respect to Grace. Each of Grace and Merger Sub has the requisite corporate power and authority and all mate-rial governmental licenses and approvals to carry on its businesses as they are now being conducted. Grace has made available to Sealed Air a complete and correct copy of the Certificate of Incorporation and By-laws of Grace and Merger Sub, each as amended to date and currently in full force and effect.

                   (c) Corporate Authority. Subject only to the re-ceipt of the requisite approval of its shareholders neces-sary to consummate the Reorganization, each of Grace, Merger Sub and each other subsidiary of Grace that is or will be a party to a Transaction Agreement has the requi-site corporate power and authority and has taken all cor-porate action necessary in order to execute, deliver and perform each Transaction Agreement to which it is a party and to consummate the transactions contemplated hereby and thereby, including, without limitation, the approval of the Grace Board and the resolution of the Grace Board to recommend, subject to their fiduciary duties, the trans-actions contemplated hereby and thereby for approval by Grace shareholders. Each Transaction Agreement to which Grace, Merger Sub or any of Grace's subsidiaries is a party is, or when executed and delivered shall be, a valid and binding agreement of such person enforceable in ac-cordance with its terms. The affirmative votes of the holders of a majority of the outstanding Grace Common Shares in favor of the Merger and related transactions (including the amendments to the Grace Certificate of In-corporation) and the Distribution are the only votes of the holders of Grace's capital stock necessary in connec-tion with the consummation of the Reorganization.



                   (d) Governmental Filings; No Violations. (i) Other than as may be required under the HSR Act and similar statutes in other countries, the Exchange Act, the Securi-ties Act, state securities laws, no notices, reports or other filings are required to be made by Grace or any Grace subsidiary with, nor are any consents, registra-tions, approvals, permits or authorizations required to be obtained by it or any such subsidiary from, any govern-mental or regulatory authority, agency, court, commission or other entity, domestic or foreign ("Governmental Enti-ty"), in connection with the execution, delivery or per-formance of each Transaction Agreement to which it or any such subsidiary is a party and the consummation by it or any such subsidiary of the transactions contemplated hereby and thereby, except for such matters as would not, individually or in the aggregate, have a Material Adverse Effect with respect to the New Grace Group or the Packco Group or prevent or materially delay or enable any person to enjoin consummation of the transactions contemplated hereby and thereby.

                   (ii) The execution, delivery and performance by Grace or any Grace subsidiary of each Transaction Agree-ment to which it is a party does not or will not, and the consummation by it of any of the transactions contemplated hereby and thereby will not, constitute or result in (with or without the giving of notice, the lapse of time or both) (A) a breach or violation of, or a default under, its certificate of incorporation or by-laws or comparable governing instruments, or (B) a breach or violation of, or a default under, or an acceleration or termination of or change in the rights or obligations of any party under, or the creation of a lien, pledge, security interest or other encumbrance on any assets pursuant to, any provision of any agreement, lease, contract, note, mortgage, indenture, arrangement or other obligation or commitment ("Con-tracts") of it or any of its subsidiaries or any law, rule, ordinance or regulation or judgment, decree, order, award or governmental or non-governmental permit or li-cense to which it or any of its subsidiaries is subject, except, in the case of clause (B) above, for such breach-es, violations, defaults, accelerations or changes that are disclosed in the Grace Disclosure Letter or, individu-ally or in the aggregate, are not reasonably likely to have a Material Adverse Effect with respect to the New Grace Group or the Packco Group or prevent or materially delay or enable any person to enjoin consummation of the Reorganization.


                   (e) SEC Documents; Financial Statements; No Undis-closed Liabilities. (i) Grace has filed all forms, re-ports and documents required to be filed by it under the Exchange Act or the Securities Act since December 31, 1994. As of its filing date, each SEC Document filed, and each SEC Document that will be filed by it or its subsid-iaries prior to the Effective Time, as amended or supple-mented, if applicable, pursuant to the Exchange Act or the Securities Act (A) complied or will comply in all material respects with the applicable requirements of the Exchange Act or the Securities Act and (B) did not or will not con-tain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each of Grace's consolidated balance sheets included in or incor-porated by reference into its SEC Documents (including the related notes and schedules) fairly presents in all mate-rial respects the consolidated financial position of it and its subsidiaries as of the dates set forth therein and each of the consolidated statements of operations, cash flows and shareholders' equity included in or incorporated by reference into its SEC Documents (including any related notes and schedules) fairly presents in all material re-spects the consolidated results of operations, cash flows and retained earnings, as the case may be, of it and its subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments), in each case in accordance with US GAAP (applied on a consistent basis).

                  (ii) Except as disclosed in its SEC Documents filed with the SEC prior to the date hereof, neither Grace nor any of its subsidiaries has any liabilities of any kind whatsoever, whether or not accrued, contingent or other-wise, that, individually or in the aggregate, are reason-ably likely to have a Material Adverse Effect with respect to the Packco Group or the New Grace Group.

                   (f)  Absence of Certain Events and Changes.  Except
              (i) as disclosed in its SEC Documents filed with the SEC prior to the date hereof, and (ii) as contemplated by the Transaction Agreements, since December 31, 1996, Grace and its subsidiaries have conducted their respective busi-nesses only in the ordinary and usual course of such busi-nesses, and there has not been any change or development or combination of changes or developments (including any worsening of any condition currently existing) which, in-dividually or in the aggregate, is reasonably likely to


              result in a Material Adverse Effect with respect to the New Grace Group.

                   (g) Takeover Statutes; Rights Plan. The execution, delivery and performance of this Agreement and consumma-tion of the transactions contemplated hereby will not cause to be applicable to Grace, Section 203 of the DGCL or any similar provision (a "Takeover Statute") (after giving effect to any actions that will be taken prior to the Effective Time). The Grace Board has taken, or prior to the Effective Time will take, all requisite action in order to amend the Grace Rights Agreement so as to render the Grace Rights inapplicable to the Merger, the Recapi-talization, and the Distribution and to terminate or re-deem the Grace Rights at or prior to the Effective Time.

                   (h) Brokers and Finders. Neither Grace nor any of its subsidiaries or any of their respective officers, di-rectors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions con-templated herein, except pursuant to arrangements dis-closed in writing to the other parties hereto prior to the date hereof.

                   (i) Contribution. The Packco Assets represent the worldwide Packaging Business of Grace and its subsidiaries and all of their assets used or held for use in the con-duct of Grace's worldwide Packaging Business as presently conducted or as conducted at the Effective Time, as the case may be.

                   (j) Tax Matters. Except as reflected in its SEC Documents filed with the SEC prior to the date hereof and except for such matters that, individually or in the ag-gregate, are not reasonably likely to have a Material Ad-verse Effect with respect to the Packco Group or the New Grace Group: (i) all federal, state, local and foreign tax returns required to be filed by or on behalf of Grace or any of its subsidiaries have been timely filed, or re-quests for extensions have been timely filed and have been granted and have not expired, and all such filed returns are complete and accurate in all respects; (ii) all taxes shown as due and payable on returns filed by Grace or any of its subsidiaries have been paid in full; (iii) there is no outstanding audit examination, deficiency or refund litigation with respect to any taxes of Grace; (iv) all taxes, interest, additions, and penalties due with respect to completed and settled examinations or concluded litiga-tion relating to Grace have been paid in full or have been



              recorded as a liability on its balance sheet (in accor-dance with US GAAP); (v) neither Grace nor any of its sub-sidiaries is a party to any tax sharing or similar agree-ment pursuant to which it or any of its subsidiaries has indemnified another party with respect to taxes; and (vi) neither Grace nor any of its subsidiaries has waived any applicable statute of limitations with respect to any taxes. At the Effective Time, the representations set forth in the Tax Matters Certificates of Grace-Conn., substantially in the form of Exhibit B (the "Grace Tax Matters Certificate"), will be true and correct in all re-spects, and such representations are hereby incorporated herein by reference with the same effect as if set forth herein in their entirety.

                   (k) Disclosure. The representations and warranties of Grace contained in this Agreement or in any written instrument, exhibit or certificate furnished or to be fur-nished by Grace to Sealed Air pursuant hereto or in con-nection herewith, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not mis-leading.

                   SECTION 5.2. Representations and Warranties for the Packaging Business. Grace hereby represents and warrants to Sealed Air that, except as set forth in a letter delivered to Sealed Air simultaneously with the execution and delivery of this Agreement (the "Packaging Business Disclosure Letter"):

                   (a) Corporate Organization and Qualification. At the Effective Time, Packco and each Packco Subsidiary will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and will be in good standing (if recognized in such juris-diction, or, if not, duly qualified) as a foreign corpora-tion in each jurisdiction where the properties owned, leased or operated, or the business conducted, by Packco or such Packco Subsidiary require such qualification, ex-cept for any such failure so to qualify or be in good standing which, when taken together with all other such failures, is not reasonably likely to have a Material Ad-verse Effect with respect to the Packco Group or the Pack-aging Business. At the Effective Time, Packco and each Packco Subsidiary will have the requisite corporate power and authority and all material governmental licenses and approvals to carry on its business as now being conducted.

                   (b) Corporate Authority. At the Effective Time, Packco and each Packco Subsidiary will have the requisite



              corporate power and authority and will have taken all cor-porate action necessary in order to consummate the trans-actions contemplated hereby and by the other Transaction Agreements.

                   (c) Capitalization. All issued and outstanding shares of capital stock of Packco and each Packco Subsid-iary (except for an immaterial number of shares held by officers and directors of Grace and its subsidiaries as required by applicable law) will, as of the Effective Time, be owned of record and beneficially by Grace, Packco or another Packco Subsidiary, free and clear of all liens, pledges, security interests, claims, proxies, preemptive or subscriptive rights or other encumbrances or restric-tions of any kind. There are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of Packco or any Packco Subsidiary or obligating Packco or any Packco Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, Packco or any Packco Subsidiary. There are no outstanding contractual obligations of Packco or any Packco Subsidiary to repurchase, redeem or otherwise acquire any capital stock of Packco or any Packco Subsidiary or to provide funds to make any investment (in the form of a loan, capi-tal contribution or otherwise) in Packco or any Packco Subsidiary or any other entity. As of the Effective Time, each of the outstanding shares of capital stock of Packco, and each Packco Subsidiary will be duly authorized, val-idly issued, fully paid and nonassessable.

                   (d) Financial Statements; No Undisclosed Liabili-ties. (i) Included in the Packaging Business Disclosure Letter are unaudited special purpose consolidated and com-bined balance sheets as of December 31, 1995 and 1996 and June 30, 1997, and special purpose consolidated and com-bined statements of earnings before interest and taxes for the three years ended December 31, 1996 and the six months ended June 30, 1997 for the Packaging Business (such fi-nancial statements, the "Packaging Business Disclosure Letter Financial Statements," and the balance sheet as of December 31, 1996 included therein, the "Packaging Busi-ness Disclosure Letter Balance Sheet"). The balance sheets included in the Packaging Business Disclosure Letter Financial Statements (including and subject to the Basis of Presentation) fairly present in all material respects, and the special purpose consolidated and com-bined balance sheet to be included in the Packaging Busi-ness Financial Statements (including any related notes and schedules) shall fairly present in all material respects,



              the consolidated financial position of the Packaging Busi-ness, in each case as of the dates set forth therein; and each of the special purpose consolidated and combined statements of earnings before interest and taxes included in the Packaging Business Disclosure Letter Financial Statements (including and subject to the Basis of Presentation) fairly presents in all material respects, and each consolidated statement of operations, cash flows and shareholders' equity to be included in the Packaging Business Financial Statements (including any related notes and schedules) shall fairly present in all material re-spects, the consolidated results of operations, cash flows and retained earnings, as the case may be, of the Pack-aging Business for the periods set forth therein, in each case in accordance with US GAAP applied on a consistent basis (subject, in the case of interim financial state-ments, to normal year-end adjustments).

                  (ii) Except as disclosed on the Packaging Business Disclosure Letter Balance Sheet or in the Basis of Presen-tation thereto, the Packco Group does not have any li-abilities of any kind whatsoever, whether or not accrued, contingent or otherwise, that, individually or in the ag-gregate, are reasonably likely to have a Material Adverse Effect with respect to the Packco Group or the Packaging Business (other than liabilities to be incurred in connec-tion with the Grace Credit Agreement).

                   (e)  Absence of Certain Events and Changes.  Except
              (i) as disclosed in the Packaging Business Disclosure Let-ter, and (ii) as contemplated by the Transaction Agree-ments, since December 31, 1996, the Packaging Business has been conducted only in the ordinary and usual course of business and there has not been any change or development or combination of changes or developments (including any worsening of any condition currently existing) which, in-dividually or in the aggregate, is reasonably likely to result in a Material Adverse Effect with respect to the Packco Group or the Packaging Business.

                   (f) Compliance with Laws. Grace and its subsidiar-ies (with respect to the Packaging Business) have complied with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto, except where the failure to comply is not reasonably likely, individually and in the aggregate, to have a Material Adverse Effect with respect to the Packco Group or the Packaging Busi-ness. Grace and its subsidiaries (with respect to the


              Packaging Business) have, and immediately after the Con-tribution will have, all permits, licenses, certificates of authority, orders, and approvals of, and has and will have made all filings, applications, and registrations with, federal, state, local, and foreign Governmental En-tities that are required in order to permit the Packco Group to carry on the Packaging Business as it is pres-ently conducted by Grace and its subsidiaries, except for such permits, licenses, certificates, orders, filings, ap-plications and registrations, the failure to have or make which, individually or in the aggregate, are not reason-ably likely to have a Material Adverse Effect with respect to the Packco Group or the Packaging Business.

                   (g) Title to Assets. Effective as of the Distribu-tion Date and subject to the provisions of Article II of the Distribution Agreement or as disclosed in the Packag-ing Business Disclosure Letter, one or more members of the Packco Group will:

                        (i)  have good and valid title to the Packco
                   Assets (as defined in the Distribution Agreement) (including, without limitation, all assets reflected on the Packaging Business Disclosure Letter Balance Sheet or Packco Assets acquired after December 31, 1996, except for such assets as were sold since De-cember 31, 1996 in the ordinary course of business and not in violation of this Agreement), free and clear of any Liens; and

                        (ii) own or have adequate rights to use all as-
                   sets used or held for use in the Packaging Business as conducted by Grace and its subsidiaries as of the Distribution Date, and such rights are sufficient to permit the Packco Group to continue to operate the Packaging Business as conducted by Grace and its sub-sidiaries as of the Distribution Date;

              in each case except for such matters as would not, indi-vidually or in the aggregate, have a Material Adverse Ef-fect on the Packaging Business or the Packco Group. As used herein, "Lien" shall mean, with respect to any asset, any mortgage, lien, pledge, charge, security interest, encumbrance or other adverse claim of any kind in respect of such asset.

                   (h) Litigation. There are no civil, criminal or administrative actions, suits, claims, hearings or pro-ceedings pending or, to the knowledge of its executive officers, threatened, or investigations pending, against



              Grace or its subsidiaries with respect to the Packaging Business, Packco or any Packco Subsidiary that, individu-ally or in the aggregate, are reasonably likely to have a Material Adverse Effect with respect to the Packco Group or the Packaging Business. There are no judgments or out-standing orders, writs, injunctions, decrees, stipulations or awards (whether rendered or issued by a court or Gov-ernmental Entity, or by arbitration) against Grace or its subsidiaries with respect to the Packaging Business, Pack-co or any Packco Subsidiary, or any of their respective properties or businesses, which are reasonably likely, individually or in the aggregate, to have a Material Adverse Effect with respect to the Packco Group or the Packaging Business.

                   (i) Taxes. Except as reflected in Grace's SEC Docu-ments filed with the SEC prior to the date hereof and ex-cept for such matters that, individually or in the aggre-gate, are not reasonably likely to have a Material Adverse Effect with respect to the Packco Group or the Packaging
              Business: (i) all federal, state, local and foreign tax returns required to be filed with respect to the Packaging Business, Packco or any Packco Subsidiary have been timely filed or requests for extensions have been timely filed and any such extension shall have been granted and not expired, and all such filed returns are complete and accu-rate in all material respects; (ii) all taxes shown as due and payable on returns filed with respect to the Packaging Business, Packco or any Packco Subsidiary have been paid in full; (iii) there is no outstanding audit examination, deficiency or refund litigation with respect to any taxes with respect to the Packaging Business, Packco or any Packco Subsidiary; (iv) all taxes, interest, additions, and penalties due with respect to completed and settled examinations or concluded litigation with respect to the Packaging Business, Packco or any Packco Subsidiary have been paid in full or have been recorded as a liability on the Packaging Business Disclosure Letter Balance Sheet (in accordance with the Basis of Presentation set forth there-
              in); (v) neither Grace, Packco nor any Packco Subsidiary is a party to any tax sharing or similar agreement pursu-ant to which the Packaging Business has indemnified an-other party with respect to taxes; and (vi) neither Grace (with respect to the Packaging Business), Packco nor any of the Packco Subsidiaries has waived any applicable stat-ute of limitations with respect to any taxes.

                   (j) Environmental Matters. Except as disclosed in the Grace SEC Documents filed prior to the date hereof and


              except for such matters that, individually and in the ag-gregate, are not reasonably likely to have a Material Ad-verse Effect with respect to the Packco Group or the Pack-aging Business, (i) Grace and its subsidiaries, with re-spect to the Packaging Business, Packco and the Packco Subsidiaries are and have been in compliance with all ap-plicable Environmental Laws; (ii) Grace and its subsidiar-ies, with respect to the Packaging Business, Packco and the Packco Subsidiaries hold and have held all permits under any Environmental Law required for the operation of the Packaging Business as presently conducted and are in compliance with the terms of such permits; and (iii) nei-ther Grace nor any of its subsidiaries, with respect to the Packaging Business, Packco, nor any of the Packco Sub-sidiaries has received any outstanding written notices, demand letters, claims or requests for information, nor has any complaint been filed, penalty assessed, nor is any investigation, action, claim, suit, proceeding or review pending (with respect to which Grace has been provided notice), or, to the knowledge of the executive officers of Grace, threatened by any Governmental Entity or any third party that assert that Grace or any of its subsidiaries, with respect to the Packaging Business, Packco, or any of the Packco Subsidiaries may be in violation of, or liable under, any Environmental Law (including as an indemnitor in connection with any threatened or asserted claim by any third party indemnitee, which indemnity claim may be a Packco Liability (as defined in the Distribution Agree-ment)), and none of Grace or any of its subsidiaries, with respect to the Packaging Business, Packco, the Packco Sub-sidiaries or its properties is subject to any citation, court order, administrative order or decree arising under any Environmental Law. None of the real property owned or leased by Grace (with respect to the Packaging Business) or any of its subsidiaries (with respect to any Packco Asset), Packco or any Packco Subsidiary is listed on, or, to the knowledge of the executive officers of Grace, pro-posed for listing on the "National Priorities List" under CERCLA, or any similar state, local or foreign list of sites requiring investigation or cleanup.

                   (k) Contracts and Commitments. Except as set forth in the Packaging Business Disclosure Letter, and except for matters that would not, individually or in the aggre-gate, have a Material Adverse Effect with respect to the Packaging Business or the Packco Group, (i) Grace, Packco and the Packco Subsidiaries will not, as of the Effective Time, be parties to or bound by any Contract that materi-ally limits the ability of Grace after the Merger, Packco,



              the Surviving Corporation or any of their respective sub-sidiaries to compete in any line of business or with any person or in any geographic area, in each case with re-spect to the Packaging Business or the business of Sealed Air as presently conducted; (ii) neither Grace nor any of its subsidiaries is (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect under any Contract that is material to the operation of the Packaging Business; (iii) to the knowledge of the executive officers of Grace, none of the other parties to any Contract that is material to the op-eration of the Packaging Business is (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder and (iv) neither Grace nor any of its subsidiaries has received any written notice of the intention of any party to terminate any Contract whether as a termination for convenience or for default of Grace or any of its subsidiaries thereun-der.

                   (l) Employee Benefit Plans. (i) The Packaging Business Disclosure Letter includes a complete list of all material employee benefit plans, programs, policies, prac-tices and other arrangements (regardless of whether they are funded or unfunded or foreign or domestic, but exclud-ing any such plans, programs, policies, practices and ar-rangements mandated or sponsored by a Governmental Entity with respect to foreign Packco Employees) providing bene-fits to any current or former Packco Employee or benefi-ciary or dependent thereof, sponsored or maintained by Grace or any of its subsidiaries, with respect to the Packaging Business, Packco or any of the Packco Subsidiar-ies, or to which Grace or any of its subsidiaries, with respect to the Packaging Business, Packco or any of the Packco Subsidiaries contributes or is obligated to con-tribute (the "Packaging Business Plans"). Without limiting the generality of the foregoing, the term "Packaging Business Plans" includes all employee welfare benefit plans within the meaning of Section 3(1) of ERISA and all employee pension benefit plans within the meaning of Section 3(2) of ERISA; provided, that such list may not be complete as of the date hereof as to Packaging Business Plans providing benefits to foreign Packco Employees, but such list shall be updated so as to be complete as to such Packaging Business Plans promptly following the date here-of. The Packaging Business Disclosure Letter also spe-cifically identifies those Packaging Business Plans that are sponsored, maintained or contributed to exclusively by Packco or any of the Packco Subsidiaries exclusively for



              the benefit of Packco Employees (the "Packaging Business-Only Plans").

                  (ii) With respect to each Packaging Business Plan providing benefits to U.S. Packco Employees, Grace has delivered or made available to Sealed Air and, with re-spect to each Packaging Business Plan providing benefits to foreign Packco Employees, promptly following the date hereof, Grace will deliver or make available to Sealed Air, a true, correct and complete copy of each of the fol-lowing: (A) all plan documents and the current summary plan descriptions (if any); (B) all benefit schedules, trust agreements and insurance contracts and other funding vehicles, if any; (C) the most recent Annual Report (Form 5500 Series) and accompanying schedule, if any, or any similar filing made with any foreign authority; (D) the most recent annual financial report, if any; (E) the most recent actuarial report, if any; and (F) the most recent determination letter from the IRS or similar document is-sued by any other taxing authority, if any. Except as specifically provided in the foregoing documents delivered or made available to Sealed Air, there are no amendments to any Packaging Business Plan that have been adopted or approved, nor has Grace or Packco undertaken to make any such amendments.

                 (iii) The Packaging Business Disclosure Letter identi-fies each Packaging Business Plan that is intended to be a "qualified plan" within the meaning of Section 401(a) of the Code (the "Packco Qualified Plans"). The IRS has is-sued a favorable determination letter with respect to each Packco Qualified Plan, in each case that has not been re-voked, or an application for such a letter has been or will be filed before the expiration of the remedial amend-ment period, and Grace knows of no existing circumstances nor any events that have occurred that could adversely affect the qualified status of any such plan or the re-lated trust. No Packaging Business-Only Plan is intended to meet the requirements of Section 501(c)(9) of the Code.

                  (iv) Grace and its subsidiaries and Packco and the Packco Subsidiaries have complied, and are now in compli-ance, in all material respects, with all provisions of ERISA, the Code and all other laws and regulations appli-cable to the Packaging Business-Only Plans. There is not now, nor do any circumstances exist that could give rise




              to, any requirement for the posting of security with re-spect to any Packaging Business-Only Plan or the imposi-tion of any lien on the assets of Packco or a Packco Sub-sidiary under ERISA or the Code. No prohibited transac-tion (as defined in ERISA) has occurred with respect to any Packaging Business-Only Plan.

                   (v) No Packaging Business-Only Plan is a "multi-employer plan" within the meaning of Section 4001(a)(3) of ERISA (a "Multiemployer Plan") or a plan that has two or more contributing sponsors at least two of whom are not under common control within the meaning of Section 4063 of ERISA (a "Multiple Employer Plan"). There does not now exist, nor do any circumstances exist that could result in, any liability under (A) Title IV of ERISA, (B) Section 302 of ERISA, (C) Sections 412 and 4971 of the Code, (D) the continuation coverage requirements of Section 601 et seq. of ERISA and Section 4980B of the Code, or (E) cor-responding or similar provisions of foreign laws or regu-lations, that would be a liability of Newco, Packco or a Packco Subsidiary following the Effective Time, other than such liabilities that arise solely out of, or relate sole-ly to, the Packaging Business-Only Plans.

                  (vi) All contributions required to be made to any Packaging Business Plan by applicable law or regulation or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance pol-icies funding any Packaging Business Plan, have been time-ly made or paid in full. Without limiting the generality of the foregoing, all contributions to the Hourly SIP and the Salaried SIP (each as defined in the Benefits Agree-ment) have been timely made in accordance with past prac-tice.

                 (vii) All Packaging Business Plans covering foreign Packco Employees comply with applicable local law, except when the failure to so comply, individually or in the ag-gregate, would not have a Material Adverse Effect with respect to the Packco Group or the Packaging Business.

                (viii) Neither the execution and delivery of this Agreement nor the consummation of the transactions contem-plated hereby will (either alone or in conjunction with any other event) result in, cause the accelerated vesting or delivery of, or increase the amount or value of, any payment or benefit to any Packco Employee. Without limit-ing the generality of the foregoing, no amount paid or payable in connection with the transactions contemplated hereby (either solely as a result thereof or as a result



              of such transactions in conjunction with any other event) will be an "excess parachute payment" within the meaning of Section 280G of the Code.

                  (ix) To the knowledge of the executive officers of Grace, Grace has, and, after the Effective Time, Packco will have, the right to amend or terminate any Packaging Business Plan to the extent it provides post-retirement medical and life insurance benefits under U.S. Welfare Plans (as defined in the Benefits Agreement), other than such benefits that the New Grace Group is responsible for providing pursuant to the Benefits Agreement, and except as may be required by any applicable collective bargaining agreement.

                   (m) Trademarks, Patents and Copyrights. Grace, Packco or a Packco Subsidiary owns or possesses adequate licenses or other rights to use all patents, trademarks, trade names, service marks, copyrights, licenses and prod-uct licenses or registrations (including applications for any of the foregoing), technology, know-how, tangible or intangible proprietary intellectual property rights, in-formation or material (whether conceived, reduced to prac-tice or under development), formulae, inventions and new and investigational applications (including all options or other rights to acquire any of the foregoing) as are nec-essary, used or held for use in connection with the Pack-aging Business (the "Packaging Business Intellectual Prop-erty"), the lack of which would reasonably be expected to have a Material Adverse Effect with respect to the Packco Group or the Packaging Business. None of Grace, Packco or any of its subsidiaries has received any adverse claim by any other person with respect to the Packaging Business Intellectual Property or is aware, to the knowledge of the executive officers of Grace, Packco and the Packco Subsid-iaries, of any infringements with respect thereto, and there is no infringement by Grace, Packco or any Packco Subsidiary of the intellectual property rights of others, which, in each case, would, individually or in the aggre-gate, reasonably be expected to have a Material Adverse Effect with respect to the Packco Group or the Packco Business. Except for matters that would not, individually or in the aggregate, have a Material Adverse Effect with respect to the Packaging Business, immediately after the Contribution, Grace, Packco or a Packco Subsidiary will own or possess adequate licenses or other rights to use (subject to the terms of the Distribution Agreement, on substantially the same basis as currently owned or pos-sessed by Grace and its Subsidiaries) all of the Packaging Business Intellectual Property. Except as contemplated by



              Section 2.01(d) of the Distribution Agreement, there are no Contracts, agreements or licenses pursuant to which Grace or any subsidiaries of Grace which are not a member of the Packco Group will retain rights or interests of any kind in or affecting the Packaging Business Intellectual Property.

                   SECTION 5.3. Representations and Warranties of Sealed Air. Sealed Air hereby represents and warrants to Grace that, except as set forth in a letter delivered to Grace simul-taneously with the execution and delivery of this Agreement (the "Sealed Air Disclosure Letter"):

                   (a) Capital Stock. The authorized capital stock of Sealed Air consists of 125,000,000 Sealed Air Common Shares, par value $.01 per share, of which 42,624,246 were outstanding as of August 14, 1997, and 1,000,000 Sealed Air Preferred Shares, no par value, none of which was out-standing as of such date. 157,858 Sealed Air Common Shares were held in treasury by Sealed Air and its subsid-iaries as of August 14, 1997. As of August 14, 1997, there were outstanding under the Sealed Air Amended Con-tingent Stock Plan and the Sealed Air Amended Restricted Stock Plan for Non-Employee Directors and any other plan for employees or directors of Sealed Air (collectively, the "Sealed Air Stock Plans") no awards granting rights to acquire Sealed Air Common Shares (subject to adjustment on the terms set forth in the Sealed Air Stock Plans). As of August 14, 1997, there are no shares of capital stock of Sealed Air reserved for issuance, other than 547,050 Sealed Air Common Shares reserved for issuance pursuant to the Sealed Air Stock Plans. All outstanding Sealed Air Common Shares have been duly authorized and validly issued and are fully paid and nonassessable. Except for the Sealed Air Common Shares, Sealed Air has outstanding no bonds, debentures, notes or other obligations the holders of which have the right to vote (or are convertible or ex-changeable into or exercisable for securities having the right to vote) with the shareholders of Sealed Air on any matter. Each of the outstanding shares of capital stock of each of Sealed Air's subsidiaries has been duly autho-rized and validly issued and is fully paid and nonassess-able and, except for an immaterial number of shares held by officers and directors of Sealed Air and its subsid-iaries as required by applicable law, is owned, either directly or indirectly, by Sealed Air free and clear of all liens, pledges, security interests, claims, proxies, preemptive or subscriptive rights or other encumbrances or restrictions of any kind. Except as set forth above and



              except for awards and Sealed Air Common Shares issued af-ter August 14, 1997 pursuant to the terms of the Sealed Air Profit Sharing Plan in accordance with Section 6.1(c), there are no shares of capital stock of Sealed Air autho-rized, issued or outstanding and there are no preemptive rights or any outstanding subscriptions, options, puts, calls, warrants, rights, convertible or exchangeable se-curities or other agreements or commitments of Sealed Air or any of its subsidiaries of any character relating to the issued or unissued capital stock or other securities of Sealed Air (including, without limitation, the issu-ance, sale, purchase, redemption, conversion, exchange, redemption, voting or transfer thereof). As of the Effective Time, the number of Sealed Air Common Shares outstanding (including any awards pursuant to the Sealed Air Stock Plans) shall not exceed the number outstanding as of August 14, 1997, except to the extent that such excess is reflected in an adjustment to the Per Share Common Consideration (as defined in the Distribution Agreement) as provided in the definition thereof.

                   (b) Corporate Organization and Qualification. Each of Sealed Air and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its or such subsidiary's jurisdiction of organiza-tion and is in good standing (if recognized in such juris-diction, or, if not, duly qualified) as a foreign corpo-ration in each jurisdiction where the properties owned, leased or operated, or the business conducted, by it or such subsidiary require such qualification, except for any such failure so to qualify or be in good standing which, when taken together with all other such failures, is not reasonably likely to have a Material Adverse Effect with respect to Sealed Air. Each of Sealed Air and its subsid-iaries has the requisite corporate power and authority and all material governmental licenses and approvals to carry on its businesses as they are now being conducted. Sealed Air has made available to the other parties hereto a com-plete and correct copy of its Certificate of Incorporation and By-laws, each as amended to date and currently in full force and effect.

                   (c) Corporate Authority. Subject only to the re-ceipt of the requisite approval of its shareholders to consummate the Merger, Sealed Air has the requisite cor-porate power and authority and has taken all corporate action necessary in order to execute, deliver and perform each Transaction Agreement to which it is a party and to consummate the transactions contemplated hereby and there-by, including, without limitation, the approval of the



              Sealed Air Board and the resolution of the Sealed Air Board to recommend, subject to their fiduciary duties, the transactions contemplated hereby and thereby for approval by Sealed Air shareholders. Each Transaction Agreement to which Sealed Air is a party is, or when executed and de-livered shall be, a valid and binding agreement of Sealed Air enforceable in accordance with its terms. The affir-mative vote of the holders of a majority of outstanding Sealed Air Common Shares in favor of the Merger is the only vote of the holders of Sealed Air's capital stock necessary in connection with the consummation of the Merg-er.

                   (d) Governmental Filings; No Violations. (i) Other than as may be required under the HSR Act and similar statutes in other countries, the Exchange Act, the Securi-ties Act, and state securities laws, no notices, reports or other filings are required to be made by Sealed Air or any of its subsidiaries with, nor are any consents, regis-trations, approvals, permits or authorizations required to be obtained by it or any such subsidiary from, any Govern-mental Entity in connection with the execution, delivery or performance of each Transaction Agreement to which Sealed Air is a party and the consummation by Sealed Air of the transactions contemplated hereby and thereby, ex-cept for such matters as would not, individually or in the aggregate, have a Material Adverse Effect with respect to Sealed Air or prevent or materially delay or enable any person to enjoin consummation of the transactions contem-plated hereby and thereby.

                   (ii) The execution, delivery and performance by Sealed Air of each Transaction Agreement to which it is a party does not or will not, and the consummation by it of any of the transactions contemplated hereby and thereby will not, constitute or result in (with or without the giving of notice, the lapse of time or both) (A) a breach or violation of, or a default under, its Certificate of Incorporation or By-laws, or (B) a breach or violation of, or a default under, or an acceleration or termination of or change in the rights or obligations of any party under, or the creation of a lien, pledge, security interest or other encumbrance on any assets pursuant to, any provision of any Contracts of it or any of its subsidiaries or any law, rule, ordinance or regulation or judgment, decree, order, award or governmental or non-governmental permit or license to which it or any of its subsidiaries is subject, except, in the case of clause (B) above, for such breach-es, violations, defaults, accelerations or changes that are disclosed in the Sealed Air Disclosure Letter or,



              individually and in the aggregate, are not reasonably likely to have a Material Adverse Effect with respect to Sealed Air or prevent or materially delay or enable any person to enjoin consummation of the Reorganization.

                   (e) SEC Documents; Financial Statements; No Undis-closed Liabilities. (i) Sealed Air has filed all forms, reports and documents required to be filed by it under the Exchange Act or the Securities Act since December 31, 1994. As of its filing date, each such SEC Document filed, and each SEC Document that will be filed by Sealed Air or its subsidiaries prior to the Effective Time, as amended or supplemented, if applicable, pursuant to the Exchange Act or the Securities Act (A) complied or will comply in all material respects with the applicable re-quirements of the Exchange Act or the Securities Act and
              (B) did not or will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not mis-leading. Each of Sealed Air's consolidated balance sheets included in or incorporated by reference into its SEC Documents fairly presents in all material respects the consolidated financial position of it and its subsidiaries as of the dates set forth therein, and each of the con-solidated statements of earnings, cash flows and share-holders' equity included in or incorporated by reference into its SEC Documents (including any related notes and schedules) fairly presents in all material respects the consolidated results of operations, cash flows and share-holders' equity, as the case may be, of Sealed Air and its subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments), in each case in accordance with US GAAP (applied on a consistent basis).

                  (ii) Except as disclosed in its SEC Documents filed with the SEC prior to the date hereof, neither Sealed Air nor any of its subsidiaries has any liabilities of any kind whatsoever, whether or not accrued, contingent or otherwise, that, individually or in the aggregate, are reasonably likely to have a Material Adverse Effect with respect to Sealed Air.

                   (f) Absence of Certain Events and Changes. Except as disclosed in its SEC Documents filed with the SEC prior to the date hereof, since December 31, 1996, Sealed Air and its subsidiaries have conducted their respective busi-nesses only in the ordinary course of such businesses, and



              there has not been any change or development or combina-tion of changes or developments (including any worsening of any condition currently existing) which, individually or in the aggregate, is reasonably likely to result in a Material Adverse Effect with respect to Sealed Air.

                   (g) Compliance with Laws. Except as disclosed in its SEC Documents filed with the SEC prior to the date hereof, Sealed Air and its subsidiaries have complied with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto, except where the failure to comply is not reasonably likely, individually and in the aggregate, to have a Material Adverse Effect with respect to Sealed Air. Sealed Air and its subsidiaries have, and, immediately after the Merger, will have, all permits, li-censes, certificates of authority, orders, and approvals of, and has and will have made all filings, applications, and registrations with, federal, state, local, and foreign Governmental Entities that are required in order to permit it or such subsidiary to carry on its business as it is presently conducted, except for such permits, licenses, certificates, orders, filings, applications and registra-tions, the failure to have or make which, individually or in the aggregate, are not reasonably likely to have a Ma-terial Adverse Effect with respect to Sealed Air.

                   (h) Title to Assets. Except as disclosed in its SEC Documents filed with the SEC prior to the date hereof, Sealed Air or its subsidiaries have and, immediately after the Merger, will:

                        (i) have good and valid title to its properties and assets (including, without limitation, all assets reflected on the audited 1996 balance sheet of Sealed Air, except for such assets as were sold since Decem-ber 31, 1996 in the ordinary course of business and not in violation of this Agreement), free and clear of any Liens; and

                        (ii)  own or have adequate rights to use all
                   assets currently used or held for use by Sealed Air and its subsidiaries, and such rights are sufficient to permit Sealed Air to continue to operate Sealed Air's business as currently conducted by Sealed Air and its subsidiaries;

              in each case except for such matters as would not, indi-vidually or in the aggregate, have a Material Adverse Ef-fect on Sealed Air.


                   (i) Litigation. Except as disclosed in Sealed Air's SEC Documents filed with the SEC prior to the date hereof, there are no civil, criminal or administrative actions, suits, claims, hearings or proceedings pending or, to the knowledge of its executive officers, threatened, or inves-tigations pending, against Sealed Air or any of its sub-sidiaries that, individually or in the aggregate, are rea-sonably likely to have a Material Adverse Effect with re-spect to Sealed Air. There are no judgments or outstand-ing orders, writs, injunctions, decrees, stipulations or awards (whether rendered or issued by a court or Govern-mental Entity, or by arbitration) against Sealed Air or any of its subsidiaries or their respective properties or businesses, which are reasonably likely, individually or in the aggregate, to have a Material Adverse Effect with respect to Sealed Air.

                   (j) Taxes. Except as reflected in Sealed Air's SEC Documents filed with the SEC prior to the date hereof, and except for such matters that, individually or in the ag-gregate, are not reasonably likely to have a Material Ad-verse Effect with respect to Sealed Air, (i) all federal, state, local and foreign tax returns required to be filed by or on behalf of Sealed Air or any of its subsidiaries have been timely filed, or requests for extensions have been timely filed and have been granted and not expired, and all such filed returns are complete and accurate; (ii) all taxes shown as due and payable on returns filed by Sealed Air or any of its subsidiaries have been paid in full; (iii) there is no outstanding audit examination, de-ficiency, or refund litigation with respect to any taxes of Sealed Air or any of its subsidiaries; (iv) all taxes, interest, additions and penalties due with respect to com-pleted and settled examinations or concluded litigation relating to Sealed Air or any of its subsidiaries have been paid in full or have been recorded as a liability on the balance sheet of Sealed Air (in accordance with US
              GAAP); (v) neither Sealed Air nor any of its subsidiaries is a party to a tax sharing or similar agreement or any agreement pursuant to which it or any of its subsidiaries has indemnified another party with respect to taxes; and
              (vi) neither Sealed Air nor any of its subsidiaries has waived any applicable statute of limitations with respect to any taxes.

                   (k) Contracts and Commitments. Except as set forth in the Sealed Air Disclosure Letter, and except for mat-ters that would not, individually or in the aggregate, have a Material Adverse Effect with respect to Sealed Air,
              (i) Sealed Air and its subsidiaries will not, as of the



              Effective Time, be parties to or bound by any Contract that materially limits the ability of Grace after the Merger, Packco, the Surviving Corporation or any of their respective subsidiaries to compete in any line of business or with any person or in any geographic area; (ii) neither Sealed Air nor any of its subsidiaries is (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect under any Con-tract that is material to the operation of Sealed Air;
              (iii) none of the other parties to any Contract that is material to the operation of Sealed Air is (with or with-out the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder; and
              (iv) neither Sealed Air nor any of its subsidiaries has received any written notice of the intention of any party to terminate any such Contract whether as a termination for convenience or for default of Sealed Air or any of its subsidiaries thereunder.

                   (l) Employee Benefits. (i) The Sealed Air Disclo-sure Letter includes a complete list of all material em-ployee benefit plans, programs, policies, practices and other arrangements (regardless of whether they are funded or unfunded or foreign or domestic, but excluding any such plans, programs, policies, practices and arrangements man-dated or sponsored by a Governmental Entity with respect to foreign employees) providing benefits to any current or former employee of Sealed Air or any of its subsidiaries (collectively, "Sealed Air Employees") or beneficiary or dependent thereof, sponsored or maintained by Sealed Air or any of its subsidiaries, or to which Sealed Air or any of its subsidiaries contributes or is obligated to con-tribute (the "Sealed Air Plans"); provided, that such list may not be complete as of the date hereof as to Sealed Air Plans providing benefits to foreign Sealed Air Employees, but such list shall be updated so as to be complete as to such Sealed Air Plans promptly following the date hereof. Without limiting the generality of the foregoing, the term "Sealed Air Plans" includes all employee welfare benefit plans within the meaning of Section 3(1) of ERISA and all employee pension benefit plans within the meaning of Sec-tion 3(2) of ERISA.

                  (ii) With respect to each Sealed Air Plan providing benefits to U.S. Sealed Air Employees, Sealed Air has de-livered or made available to Grace, and with respect to each Sealed Air Plan providing benefits to foreign Sealed Air Employees, promptly following the date hereof, Sealed Air will deliver or make available to Grace, a true, cor-rect and complete copy of each of the following: (A) all



              plan documents, (B) all benefit schedules, trust agree-ments and insurance contracts and other funding vehicles, and the current summary plan descriptions (if any); (C) the most recent Annual Report (Form 5500 Series) and ac-companying schedule, if any, or any similar filing made with any foreign authority; (D) the most recent annual financial report, if any; (E) the most recent actuarial report, if any; and (F) the most recent determination let-ter from the IRS or similar document issued by any other taxing authority, if any. Except as specifically provided in the foregoing documents delivered or made available to each of the parties hereto, there are no amendments to any Sealed Air Plan that have been adopted or approved, nor has Sealed Air undertaken to make any such amendments.

                 (iii) The Sealed Air Disclosure Letter identifies each Sealed Air Plan that is intended to be a "qualified plan" within the meaning of Section 401(a) of the Code ("Sealed Air Qualified Plans"). The IRS has issued a favorable determination letter with respect to each Sealed Air Qual-ified Plan, in each case that has not been revoked, or application for such a letter has been or will be filed before the expiration of the remedial amendment period, and Sealed Air knows of no existing circumstances nor any events that have occurred that could adversely affect the qualified status of any such plan or the related trust.
              No Sealed Air Plan is intended to meet the requirements of
              Section 501(c)(9) of the Code.

                  (iv) Sealed Air and its subsidiaries have complied, and are now in compliance, in all material respects with all provisions of ERISA, the Code and all other laws and regulations applicable to the Sealed Air Plans. There is not now, nor do any circumstances exist that could give rise to, any requirement for the posting of security with respect to any Sealed Air Plan or the imposition of any lien on the assets of Sealed Air under ERISA or the Code. No prohibited transaction (as defined in ERISA) has oc-curred with respect to any Sealed Air Plan.

                   (v) All contributions required to be made to any Sealed Air Plan by applicable law or regulation or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Sealed Air Plan, have been timely made or paid in full.

                  (vi) No Sealed Air Plan currently sponsored or main-tained by Sealed Air, any of its subsidiaries or any of their respective ERISA Affiliates is subject to Title IV


              or Section 302 of ERISA or Section 412 or 4971 of the Code. Without limiting the generality of the foregoing, no Sealed Air Plan is a Multiemployer Plan or a Multiple Employer Plan, nor has Sealed Air or any ERISA Affiliate of Sealed Air, at any time since September 2, 1974, con-tributed to or been obligated to contribute to any Multi-employer Plan or Multiple Employer Plan. There does not now exist, nor do any circumstances exist that could re-sult in, any liability under (A) Title IV of ERISA,
              (B) Section 302 of ERISA, (C) Sections 412 and 4971 of the Code, (D) the continuation coverage requirements of Sec-tion 601 et seq. of ERISA and Section 4980B of the Code, or (E) corresponding or similar provisions of foreign laws or regulations, that would be a liability of Sealed Air or any of its subsidiaries following the Effective Time, other than such liabilities that arise solely out of, or relate solely to, the Sealed Air Plans.

                 (vii) Neither Sealed Air nor any of its subsidiaries has any obligations for retiree health and life benefits under any Sealed Air Plan.

                (viii) All Sealed Air Plans covering foreign Sealed Air Employees comply with applicable local law, except when the failure to so comply, individually or in the aggre-gate, would not have a Material Adverse Effect with respect to Sealed Air.

                  (ix) Neither the execution and delivery of this Agreement nor the consummation of the transactions contem-plated hereby will (either alone or in conjunction with any other event) result in, cause the accelerated vesting or delivery of, or increase the amount or value of, any payment or benefit to any Sealed Air Employee. Without limiting the generality of the foregoing, no amount paid or payable in connection with the transactions contem-plated hereby (either solely as a result thereof or as a result of such transactions in conjunction with any other event) will be an "excess parachute payment" within the meaning of Section 280G of the Code. Sealed Air and its subsidiaries have not entered into any change-of-control agreements under which Sealed Air will be obligated to make change-of-control payments following the Merger.

                   (m) Environmental Matters. Except as disclosed in its SEC Documents filed prior to the date hereof and ex-cept for such matters that, individually and in the ag-gregate, are not reasonably likely to have a Material Ad-verse Effect with respect to Sealed Air, (i) Sealed Air and its subsidiaries are and have been in compliance with



              all applicable Environmental Laws; (ii) Sealed Air and its subsidiaries hold and have held all permits under any En-vironmental Law required for the operation of their re-spective businesses as presently conducted and are in com-pliance with the terms of such permits; and (iii) neither Sealed Air nor any of its subsidiaries has received any outstanding written notices, demand letters, claims or re-quests for information, nor has any complaint been filed, penalty assessed, nor is any investigation, action, claim, suit, proceeding or review pending (with respect to which Sealed Air has been provided notice), or, to the knowledge of the executive officers of Sealed Air, threatened by any Governmental Entity or any third party that assert that Sealed Air or any of its subsidiaries may be in violation of, or liable under, any Environmental Law (including as an indemnitor in connection with any threatened or as-serted claim by any third party indemnitee), and none of Sealed Air, its subsidiaries or its properties is subject to any citation, court order, administrative order or de-cree arising under any Environmental Law. None of the real property owned or leased by Sealed Air or any of its subsidiaries is listed on, or, to the knowledge of Sealed Air's executive officers, proposed for listing on the "Na-tional Priorities List" under CERCLA, or any similar state, local or foreign list of sites requiring inves-tigation or cleanup.

                   (n) Takeover Statutes; Rights Plans. The execution, delivery and performance of this Agreement and consumma-tion of the transactions contemplated hereby will not cause to be applicable to Sealed Air any Takeover Statute (after giving effect to any actions that will be taken prior to the Effective Time). Sealed Air does not have any preferred share purchase rights plan or similar rights plan in effect.

                   (o) Brokers and Finders. Neither Sealed Air nor any of its subsidiaries or any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commis-sions or finders' fees in connection with the transactions contemplated herein, except pursuant to arrangements dis-closed in writing to the other parties hereto prior to the date hereof.

                   (p) Trademarks, Patents and Copyrights. Sealed Air and its subsidiaries own or possess adequate licenses or other rights to use all patents, trademarks, trade names, service marks, copyrights, licenses and product licenses or registrations (including applications for any of the


              foregoing), technology, know-how, tangible or intangible proprietary intellectual property rights, information or material (whether conceived, reduced to practice or under development), formulae, inventions and new and investiga-tional applications (including all options or rights to acquire any of the foregoing) as are necessary, used or held for use in connection with its business (the "Sealed Air Intellectual Property"), the lack of which would rea-sonably be expected to have a Material Adverse Effect with respect to Sealed Air. None of Sealed Air or any of its subsidiaries has received any adverse claim by any other person with respect to the Sealed Air Intellectual Prop-erty or is aware, to the knowledge of the executive offic-ers of Sealed Air and its subsidiaries, of any infringe-ment with respect thereto, and there is no infringement by Sealed Air or its subsidiaries of the intellectual prop-erty rights of others, which, in each case, would, indi-vidually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to Sealed Air. Except for matters that would not, individually or in the aggregate, have a Material Adverse Effect with respect to Sealed Air, immediately after the Merger, the Surviving Corporation and its subsidiaries will own or possess ad-equate licenses or other rights to use (on substantially the same basis as currently owned or possessed by Sealed Air and its subsidiaries) all of the Sealed Air Intel-lectual Property.

                   (q) Tax Matters. At the Effective Time, the repre-sentations set forth in the Tax Matters Certificates of Sealed Air, substantially in the form of Exhibit B (the "Sealed Air Tax Matters Certificate"), will be true and correct in all respects, and such representations are hereby incorporated herein by reference with the same ef-fect as if set forth herein in their entirety.

                   (r) Disclosure. The representations and warranties of Sealed Air contained in this Agreement or in any writ-ten instrument, exhibit or certificate furnished or to be furnished by Sealed Air to Grace pursuant hereto or in connection herewith do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not mis-leading.



                                    ARTICLE VI

                                    COVENANTS

                   SECTION 6.1. Interim Operations. Each of Grace and Sealed Air covenants and agrees as to itself and its subsid-iaries that, from and after the date hereof until the Effective Time, except insofar as the other parties shall otherwise con-sent or except as otherwise contemplated by this Agreement, the Transaction Agreements or its Disclosure Letters (provided that, as used in this Section, all references to Grace (and/or its Affiliates) shall be deemed to refer to Grace and all of the Subsidiaries of Grace (in each case only with respect to the Packaging Business), the Packco Group and the Packaging Business except as otherwise specifically provided):

                   (a) The business of it and its subsidiaries will be conducted only in the ordinary and usual course and it and its subsidiaries will use all reasonable efforts to pre-serve their business organization intact and maintain their existing relations with customers, suppliers, em-ployees and business associates.

                   (b) It will not (i) sell or pledge or agree to sell or pledge any stock owned, directly or indirectly, by it in any of its subsidiaries, (ii) amend its Certificate of Incorporation or By-laws (or similar organizational docu-ment); (iii) split, combine or reclassify any outstanding capital stock; or (iv) declare, set aside or pay any divi-dend payable in stock or property with respect to any of its capital stock (other than, in the case of Grace, regu-lar quarterly cash dividends consistent with Grace's cur-rent practice, and intercompany dividends).

                   (c) Neither it nor any of its subsidiaries will is-sue, sell, pledge, dispose of or encumber, or authorize or propose the issuance, sale, pledge, disposition or en-cumbrance of, any shares of, or securities convertible or exchangeable for, or options, puts, warrants, calls, com-mitments or rights of any kind to acquire, any shares of its capital stock of any class other than common shares issuable pursuant to options, awards, warrants and other convertible securities outstanding on the date hereof and disclosed herein, provided that notwithstanding the fore-going (A) Grace may grant options to acquire Grace Common Shares so long as such options will not, after the Recapi-talization, be or become options to purchase capital stock or other securities of Newco or any of its subsidiaries, and (B) in the ordinary course of business, Sealed Air may grant awards to acquire Sealed Air Common Shares or make



              all or part of its contribution to the Sealed Air Profit Sharing Plan in the form of Sealed Air Common Shares.

                   (d) Neither it nor any of its subsidiaries will (i) other than in the ordinary course of business, transfer, lease, license, guarantee, sell, mortgage, pledge or dis-pose of any property or assets or encumber any property or assets, or make any material acquisition of, or investment in, assets, stock or other securities of any other person or entity (other than its wholly-owned subsidiaries); or
              (ii) transfer, license, sell, pledge or dispose of any material Intellectual Property rights.

                   (e) Except as required or contemplated by agreements or arrangements disclosed in its SEC Documents or its Dis-closure Letter, neither it nor any of its subsidiaries will grant any severance or termination pay to, or enter into, extend or amend any employment, consulting, sever-ance or other compensation agreement with, any director or officer or, other than in the ordinary course of business consistent with past practice, other employees, except that the foregoing shall not prohibit Grace from entering into any such agreement or arrangement that will not be binding upon Newco or any of its subsidiaries after the Reorganization.

                   (f) Except as may be required to satisfy contractual obligations existing as of the date hereof (and disclosed in its Disclosure Letter) and the requirements of appli-cable law, and except in the ordinary and usual course of business, neither it nor any of its subsidiaries will es-tablish, adopt, enter into, make, amend or make any elec-tions under any collective bargaining, bonus, profit shar-ing, thrift, compensation, stock option, restricted stock, pension, retirement, employee stock ownership, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any directors, officers or employees that would be binding on Newco or any of its subsidiaries after the Reorganization.

                   (g) It will not implement any change in its account-ing principles, practices or methods, other than as may be required by US GAAP, and other than as may be necessary or advisable in connection with the Reorganization.

                   (h) Neither Sealed Air nor Grace will adopt or pro-pose any change in its certificate of incorporation or bylaws.


                   (i) Grace agrees to use its reasonable best efforts to cause each person that holds any shares of a Packco Subsidiary constituting directors qualifying shares to deliver at the Effective Time such shares at the direction of Sealed Air.

                   (j) Neither it nor any of its subsidiaries (includ-ing in the case of Grace, all members of the New Grace Group) shall intentionally take any action knowing that such action would cause a breach of a representation or warranty herein.

                   (k) It and its subsidiaries will conduct cash man-agement operations (including the collection of accounts receivable and realization of cash from other assets and the payment of trade payables and other liabilities) only in the ordinary and usual course of business, consistent with past practices, and, except as contemplated by the Transaction Agreements, all transactions between the Pack-co Group or the Packaging Business, on the one hand, and the New Grace Group or the New Grace Business, on the other, shall only be in the ordinary and usual course of business, consistent with the past practices.

                   (l) Neither it nor any of its subsidiaries will au-thorize or enter into an agreement to take any of the ac-tions referred to in paragraphs (a) through (k) above.

                   SECTION 6.2.  Certain Transactions.

                   (a) It is understood and agreed by the parties here-to that, pursuant to the Distribution Agreement, at the time of the Reorganization and subject to Section 2.02 of the Distribu-tion Agreement, neither Grace nor any member of the Packco Group shall have cash or marketable securities, it being con-templated that, in connection with the Reorganization, such cash and marketable securities shall be provided to Grace-Conn.

                   (b) Prior to the Distribution, Grace shall cause each of the parties to the Distribution Agreement, the Tax Sharing Agreement and the Benefits Agreement to duly enter into such agreements, which agreements shall not be amended without the consent of Sealed Air, which will not be unreasonably with-held.

                   SECTION 6.3. Acquisition Proposals. Each party hereto agrees that neither it nor any of its subsidiaries nor any of its respective officers and directors or the officers and directors of its subsidiaries shall, and it shall each di-rect and use its best efforts to cause its employees, agents



         and representatives (including, without limitation, any invest-ment banker, attorney or accountant retained by it or any of its subsidiaries) not to, initiate, solicit or encourage, di-rectly or indirectly, any inquiries or the making or implemen-tation of any proposal or offer with respect to a merger, ac-quisition, consolidation, business combination, recapitaliza-tion or similar transaction involving, or any purchase of all or any significant portion of the assets or any equity securi-ties of, it or any of its subsidiaries (any such proposal or offer being hereinafter referred to as an "Acquisition Pro-posal") or provide any confidential information or data to, or have any discussions or engage in any negotiations with, any person relating to an Acquisition Proposal; provided, however, that the Grace Board or the Sealed Air Board may furnish or cause to be furnished information (pursuant to confidentiality arrangements) and may participate in such discussions and nego-tiations directly or through its representatives if (i) the failure to provide such information or participate in such ne-gotiations and discussions would, in the opinion of its outside counsel, cause the members of the Grace Board or the Sealed Air Board, as the case may be, to breach their fiduciary duties under applicable law or (ii) another person makes a written offer or written proposal that was not solicited and did not otherwise result from a breach of this Section 6.3 and which, based upon the identity of the person making such offer or pro-posal, the terms thereof and the availability of adequate fi-nancing therefor, the Grace Board or the Sealed Air Board, as the case may be, believes, in the good faith exercise of its business judgment and based upon advice of its outside legal and financial advisors, could reasonably be expected to be con-summated and represents a transaction more favorable to its shareholders than the Reorganization (a "Higher Offer"); pro-vided further, however, that the term "Acquisition Proposal" shall not include a proposal exclusively involving all or part of the stock or assets of New Grace and the New Grace Business so long as any such proposal (and the consummation thereof) will not adversely affect the transactions contemplated hereby. Grace or Sealed Air, as the case may be, shall notify the other party hereto as soon as practicable if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with it, which notice shall include the identity of the interested person and the material terms and conditions of any inquiry, request for information, offer or proposal. Thereafter, the party giving the notice shall keep the other reasonably informed of the status and details of any such inquiry, request for information, offer or proposal, dis-cussion or negotiations.



                   SECTION 6.4. Information Supplied. Each of the par-ties hereto agrees that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in any Registration Statement, the Joint Proxy Statement or
         Schedule 14A, or any amendment or supplement thereto, will, in the case of a Registration Statement, at the time such Regis-tration Statement and each amendment and supplement thereto becomes effective under the Securities Act, or, in the case of a Joint Proxy Statement or Schedule 14A, at the time such Joint Proxy Statement or Schedule 14A and each amendment and supple-ment thereto is filed in definitive form with the SEC or mailed to shareholders and at the time of the applicable Meeting, con-tain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. All docu-ments that either party is responsible for filing with the SEC in connection with the Reorganization will comply as to form and substance in all material respects with the applicable re-quirements of the Exchange Act.

                   SECTION 6.5. Shareholder Approvals. Each of Grace and Sealed Air agrees to take, in accordance with applicable law and its Certificate of Incorporation and By-laws, all ac-tion necessary to convene a meeting of holders of Grace Common Shares and Sealed Air Common Shares, respectively, as promptly as practicable after the Registration Statements are declared effective, and the Joint Proxy Statement is cleared, by the SEC, to consider and vote upon the approval of the transactions contemplated by the Transaction Agreements (including, without limitation, the Grace Amendment). Subject to the remainder of this Section 6.5, each of the Grace Board and the Sealed Air Board shall recommend such adoption and approval and shall take all lawful action to solicit such approval by shareholders.
         The Grace Board or the Sealed Air Board, as the case may be, may fail to make such a recommendation, or withdraw, modify, or change any such recommendation, or recommend another offer or proposal, if (i) the making of such recommendation or failing to withdraw, modify or change its recommendation or to recom-mend another offer or proposal would, in the opinion of its outside counsel, cause the members of the Grace Board or the Sealed Air Board, as the case may be, to breach their fiduciary duties under applicable law, or (ii) there is a Higher Offer. In such event, notwithstanding anything contained in this Agreement to the contrary, any such failure to recommend, with-drawal, modification or change of recommendation or recommenda-tion of such other offer or proposal, or the entering by Grace or Sealed Air into an agreement with respect to a Higher Offer (provided that Grace or Sealed Air, as the case may be, shall have provided the other party with at least four days' prior notice of its intention to enter into such agreement and the



         identity of the other party thereto and the material terms and conditions of the agreement to be entered into with such per-
         son), shall not constitute a breach of this Agreement by Grace or Sealed Air, as the case may be.

                   SECTION 6.6. Filings; Other Actions. (a) Subject to the obligations of consultation contained herein, Grace and Sealed Air shall promptly prepare for filing the Grace Regis-tration Statement and the Joint Proxy Statement to be mailed to their shareholders, and Grace shall prepare the New Grace Reg-istration Statement (and related prospectus forming a part thereof to be mailed to the Grace shareholders), in each case in connection with the Reorganization. In connection with the foregoing, Grace shall prepare audited annual and unaudited interim financial statements prepared in accordance with US GAAP and in compliance with Regulation S-K under the Securities Act for the Packaging Business (including Grace after giving effect to the Distribution) and for the New Grace Business, and such financial statements shall be included in the Registration Statements and the Joint Proxy Statement as may be appropriate. Each party hereto shall use its reasonable efforts, after con-sultation with the other parties hereto, to respond promptly to any comments made by the SEC with respect to such filings, to have such filings declared effective or cleared, as the case may be, and cause such filings to be mailed at the earliest reasonably practicable time. Each party hereto and its counsel shall be given a reasonable opportunity to review and comment on each version of such filings prior to the filing thereof with the SEC. Each party hereto also shall use its reasonable efforts to obtain all necessary state securities law or blue sky permits and approvals required to carry out the transac-tions contemplated hereby and shall furnish all information as may be reasonably requested in connection with any such action.

                   (b) Each party hereto shall cooperate with the other parties hereto, subject to the terms and conditions set forth herein, use its reasonable efforts promptly to prepare and file all necessary documentation, to effect all necessary applica-tions, notices, petitions, filings and other documents, and to obtain as promptly as reasonably practicable all necessary per-mits, consents, orders, approvals and authorizations of, or any exemption by, all third parties and Governmental Entities nec-essary or advisable to consummate the transactions contemplated hereby. Each party hereto shall consult with the other parties hereto with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Govern-mental Entities necessary or advisable to consummate the trans-actions contemplated hereby, and each party shall keep the other parties hereto apprised of the status of matters relating to completion of the transactions contemplated hereby.



                   (c) Each party hereto shall, upon reasonable request and except as otherwise may be required by applicable law, fur-nish the other parties hereto with all information concerning itself, its subsidiaries, directors, officers, shareholders and other Affiliates and such other matters as may be reasonably necessary or advisable in connection any statement, filing, notice or application made by or on behalf of such other party or any of its Affiliates to any Governmental Entity in con-nection with any transactions contemplated by this Agreement.

                   (d) Each party hereto shall, subject to applicable laws relating to the disclosure and exchange of information, promptly furnish the other parties hereto with copies of writ-ten communications received by each such party or any of its subsidiaries, from, or delivered by any of the foregoing to, any Governmental Entity in respect of the transactions contem-plated hereby.

                   (e) Each party hereto shall cooperate with each oth-er party hereto and shall use reasonable efforts to take or cause to be taken all actions and do or cause to be done all things reasonably necessary, proper or advisable to obtain fa-vorable review of the proposed transaction under the HSR Act and any foreign antitrust or competition laws.

                   SECTION 6.7. Audited Financial Statements; Comfort Letters. (a) Grace shall prepare, as promptly as practicable, audited annual and unaudited interim financial statements with respect to each of the New Grace Group and the Packco Group, as described in Section 6.6(a) hereto. Grace shall deliver to Sealed Air copies of any such financial statements relating to the Packaging Business, which shall be certified without quali-fication by Price Waterhouse LLP or other nationally recognized accounting firm reasonably acceptable to Sealed Air (the "Pack-aging Business Financial Statements").

                   (b) Each of Grace and Sealed Air shall use all rea-sonable efforts to cause to be delivered to the other party, as appropriate, and its directors letters of its independent ac-countants, dated (i) the date on which each Registration State-ment shall become effective and (ii) a date shortly prior to the Effective Time, and addressed to such other party and its directors, in form and substance customary for "comfort" let-ters delivered by independent accountants in connection with registration statements.

                   SECTION 6.8. Access. Upon reasonable notice, and except as may otherwise be required by applicable law, each party hereto shall afford each other party's Representatives



         access, during normal business hours throughout the period un-til the Effective Time, to its properties, books, Contracts and records and, during such period, shall (and shall cause each of its subsidiaries to) furnish promptly to the other party all information concerning its business, properties and personnel as may reasonably be requested; provided that no investigation pursuant to this Section 6.8 shall affect or be deemed to mod-ify any representation or warranty made by the party furnishing such information; provided further that with respect to the work papers of independent accountants or any other contract, document, information or other material the provision of which is not permitted without the consent of a third party, the pro-vision of access shall be subject to the permission of such independent accountants or such third party, and each party hereto shall use reasonable efforts to secure such permission for the other. Each party hereto shall not, and shall cause its respective Representatives not to, use any information ob-tained pursuant to this Section 6.8 for any purpose unrelated to the consummation of the transactions contemplated by the Transaction Agreements. All information obtained pursuant to this paragraph shall be subject to the provisions of the writ-ten confidentiality arrangements existing among the parties hereto.

                   SECTION 6.9. Notification of Certain Matters. Each party shall give prompt notice to the other party of (i) any material inaccuracy in any representation or warranty made by it in this Agreement, (ii) any material failure by it to comply with any of its covenants or agreements under this Agreement and (iii) any change or event that is reasonably likely to re-sult in any Material Adverse Effect or to delay, in any sub-stantial respect, or prevent consummation of the Reorganiza-tion, in each case to the knowledge of the executive officers.

                   SECTION 6.10. Publicity. The initial press release relating hereto shall be a joint press release and, thereafter, each party hereto shall consult with each other party hereto prior to issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and prior to making any filings with any Governmental Entity or stock exchange with respect thereto; provided that, if a party shall be advised by counsel that any such press release, state-ment or filing is required by applicable law and it shall not be practicable to consult with the other parties prior to the time such press release, statement or filing is required, a party may make such press release, statement or filing and shall promptly notify the other parties thereof.

                   SECTION 6.11. Employee Benefits; Headquarters Em-ployees. (a) Grace and Sealed Air covenant and agree that



         from and after the Effective Time, Grace, Packco and the Sur-viving Corporation, as the case may be, shall maintain either employee benefits plans and programs that are, in the aggre-gate, at least substantially comparable to the plans and pro-grams in effect with respect to Packco Employees at the Ef-fective Time or other plans that are, in the aggregate, at least substantially comparable to the plans and programs in effect from time to time with respect to comparable Sealed Air employees.

                   (b) As a result of the Merger, Sealed Air acknowl-edges that it will need to add employees to its corporate staff and related support services, including in the areas of legal, tax, human resources, accounting, risk management, cash manage-ment, investor relations, information systems and internal au-dit. In seeking to fill these needs, Sealed Air shall work with Grace to identify, prior to the Effective Time, appropri-ate people located at Grace's Boca Raton headquarters and shall give such individuals preferential consideration.

                   SECTION 6.12. Expenses. (a) Except as set forth in paragraphs (b) and (c) below, Section 8.04 of the Distribution Agreement and in the Other Agreements, all costs and expenses, including without limitation, legal, investment banking, financial, accounting and other professional fees and expenses, incurred by Grace or its subsidiaries in connection with the Transaction Agreements and the transactions contemplated thereby shall be paid by New Grace (or if the Reorganization is not consummated, Grace) and all such costs and expenses incurred by Sealed Air or its subsidiaries shall be paid by Newco (or if the Reorganization is not consummated, Sealed
         Air); provided, however, that the costs and expenses of print-ing and mailing the Joint Proxy Statement and the Grace Regis-tration Statement, and all filing fees paid to the SEC in connection therewith, shall be evenly divided between New Grace (or if the Reorganization is not consummated, Grace) and Sealed Air. The payments under this Section 6.12 shall not be in lim-itation of the rights of the parties hereto under Sections 8.5 and 9.10 hereof.

                   (b)  In the event that:

                   (i)  this Agreement shall be terminated pursuant to:

                        (A)  Section 8.2(iii) (due to a Higher Offer
                   with respect to Grace);

                        (B) Section 8.2(ii) if, after an Acquisition Proposal with respect to Grace has been publicly dis-closed or announced, the Grace shareholders do not



                   approve the matters required by Section 7.1(a) and, within one year after termination of this Agreement, Grace consummates or enters into a written agreement to consummate an Acquisition Proposal (except that, for this purpose, the reference to "significant por-tion" in the definition thereof in Section 6.3 shall mean 20%) or any person (other than an employee stock or similar plan for the benefit of Grace employees) or group of affiliated persons shall acquire benefi-cial ownership (as defined in Rule 13d-3 under the Exchange Act) of at least 35% of the outstanding Grace Common Shares;

                        (C) Section 8.4(ii) and, within one year after termination of this Agreement, Grace consummates or enters into a written agreement to consummate an Ac-quisition Proposal (except that, for this purpose, the reference to "significant portion" in the defini-tion thereof in Section 6.3 shall mean 20%) or any person (other than an employee stock or similar plan for the benefit of Grace employees) or group of af-filiated persons shall acquire beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of at least 35% of the outstanding Grace Common Shares; or

                        (D) Section 8.2(ii) (due to a failure to obtain Grace shareholder approval at the Grace Meeting other than in the circumstances described in clause (B)); and

                   (ii) at the time of such termination, Sealed Air shall not be in material breach of its covenants or agree-ments contained in this Agreement;

         then, Grace shall pay to Sealed Air, in exchange for a complete release of any liabilities of Grace hereunder, the amount of
         (1) $150 million plus actual out of pocket expenses incurred to third parties in connection with the transactions contemplated hereby after the date of this Agreement, in the case of an event described in clauses (i)(A) or (i)(C) above, (2) in the case of clause (i)(B), $25 million at the time of termination and $125 million plus the expenses described above upon the occurrence of the additional event described in clause (i)(B) or (3) $25 million, in the event of termination described in clause (i)(D) above. The amounts payable under this Section shall be paid by wire transfer of immediately available funds within 24 hours to the account specified by Sealed Air in writ-ing.


                   (c)  In the event that:

                   (i)  this Agreement shall be terminated pursuant to:

                        (A)  Section 8.2(iii) (due to a Higher Offer
                   with respect to Sealed Air);

                        (B) Section 8.2(ii), if, after an Acquisition Proposal with respect to Sealed Air has been publicly disclosed or announced, the Sealed Air shareholders do not approve the matters required by Section 7.1(a), and, within one year after termination of this Agreement, Sealed Air consummates or enters into a written agreement to consummate an Acquisition Pro-posal (except that, for this purpose, the reference to "significant portion" in the definition thereof in
                   Section 6.3 shall mean 20%) or any person (other than an employee stock or similar plan for the benefit of Sealed Air employees) or group of affiliated persons shall acquire beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of at least 35% of the outstanding Sealed Air Common Shares;

                        (C) Section 8.3(ii) and, within one year after termination of this Agreement, Sealed Air consummates or enters into a written agreement to consummate an Acquisition Proposal (except that, for this purpose, the reference to "significant portion" in the defini-tion thereof in Section 6.3 shall mean 20%) or any person (other than an employee stock or similar plan for the benefit of Sealed Air employees) or group of affiliated persons shall acquire beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of at least 35% of the outstanding Sealed Air Common Shares; or

                        (D) Section 8.2(ii) (due to a failure to obtain Sealed Air shareholder approval at the Sealed Air Meeting other than in the circumstances described in clause (B)); and

                   (ii) at the time of such termination, Grace shall not be in material breach of its covenants or agreements contained in this Agreement;

         then, Sealed Air shall pay to Grace, in exchange for a complete release of any liabilities of Sealed Air hereunder, the amount of (1) $75 million plus actual out of pocket expenses incurred to third parties in connection with the transactions contem-plated hereby after the date of this Agreement, in the case of



         an event described in clauses (i)(A) or (i)(C) above, (2) in the case of clause (i)(B), $25 million at the time of termina-tion and $50 million plus the expenses described above upon occurrence of the additional event described in clause (i)(B) or (3) $25 million, in the event of termination described in clause (i)(D) above. The amounts payable under this Section shall be paid by wire transfer of immediately available funds within 24 hours to the account specified by Grace in writing.

                   SECTION 6.13. Antitakeover Statutes. If any Take-over Statute is or may become applicable to the transactions contemplated hereby, each of the parties hereto and the members of its Board of Directors shall grant such approvals and take such actions as are necessary so that the transactions contem-plated by this Agreement may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of any Takeover Statute on any of the transactions contemplated by this Agreement.

                   SECTION 6.14. Securities Act Compliance. As soon as practicable after the date of the Meetings, each party hereto shall identify all persons who were, at the time of the Meet-ings, possible Affiliates, shall use its reasonable efforts to obtain a written agreement in the usual and customary form from each person who is so identified as a possible Affiliate and shall deliver such written agreements to Grace or Newco as soon as practicable after the Meetings.

                   SECTION 6.15. Transaction Agreements. (a) Prior to the Effective Time, the parties shall consummate any transac-tions to be consummated prior to the Effective Time pursuant to the Distribution Agreement or the Other Agreements.

                   (b) The parties shall not waive or amend any terms of the Distribution Agreement or the Other Agreements without the consent of the other parties hereto, which consent shall not be unreasonably withheld.

                   SECTION 6.16. Tax Matters. Each party agrees to report the Distribution as a tax-free distribution under the Code and the Merger as a tax-free reorganization under the Code on all tax returns and other filings, and take no position in-consistent therewith, except where, in the opinion of nation-ally recognized tax counsel to such party, there is not "sub-stantial authority," as defined in Section 6662 of the Code, to support such a position.


                                   ARTICLE VII

                                    CONDITIONS

                   SECTION 7.1. Conditions to Each Party's Obligation. The respective obligation of each party hereto to consummate the Reorganization is subject to the fulfillment of each of the following conditions:

                   (a) Shareholder Approval. To the extent required by law or stock exchange regulations, the transactions con-templated by the Transaction Agreements shall have been duly approved by the shareholders of Sealed Air and Grace in accordance with applicable law.

                   (b) Governmental and Regulatory Consents. The wait-ing periods applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated; and all filings required to be made prior to the Closing by any party hereto or any of its respective subsidiaries with, and all consents, approvals and authorizations re-quired to be obtained prior to the Closing by any party hereto or any of its respective subsidiaries from, any Governmental Entity in connection with the execution, de-livery and performance of this Agreement, the Distribution Agreement and the Other Agreements and the consummation of the transactions contemplated hereby and thereby (to the extent such transactions are required to be consummated prior to the Effective Time) shall have been made or ob-tained, except where the failure to obtain such consents, approvals and authorizations (i) is not reasonably likely to have a Material Adverse Effect on (A) the New Grace Group (with respect to the condition for Grace) or (B) the Packco Group or Sealed Air (with respect to the condition for Sealed Air), and (ii) could not reasonably be expected to subject the parties hereto or their Affiliates or any directors or officers of any of the foregoing to criminal liability.

                   (c) Third-Party Consents. All consents or approvals of all persons (other than Governmental Entities) required for or in connection with the execution, delivery and per-formance of this Agreement, the Distribution Agreement and the Other Agreements and the consummation of the transac-tions contemplated hereby and thereby shall have been ob-tained and shall be in full force and effect, except for those the failure of which to obtain would not have a Ma-terial Adverse Effect with respect to (i) the New Grace Group (with respect to the condition for Grace), or (ii)



              the Packco Group or Sealed Air (with respect to the condi-tion for Sealed Air).

                   (d) Governmental Matters. No Governmental Entity of competent jurisdiction shall have enacted, issued, promul-gated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether tem-porary, preliminary or permanent) which is in effect and prohibits consummation of the transactions contemplated hereby or by the Distribution Agreement or the Other Agreements.

                   (e) Tax Opinions. Grace shall have received the opinion of Wachtell, Lipton, Rosen & Katz, dated the date of the Effective Time, substantially in the form of Ex-hibit C hereto. In rendering such opinion, such firm may receive and rely upon representations contained in cer-tificates of Grace, Merger Sub and Sealed Air and others, including, without limitation, the Grace Tax Matters Cer-tificate and the Sealed Air Tax Matters Certificate. Sealed Air shall have received the opinion of Davis Polk & Wardwell, dated the date of the Effective Time, substan-tially in the form of Exhibit D hereto. In rendering such opinion, such firm may receive and rely upon representa-tions contained in certificates of Grace, Merger Sub and Sealed Air and others, including, without limitation, the Grace Tax Matters Certificate and the Sealed Air Tax Mat-ters Certificate.

                   (f) Registration Statements. The Registration Statements shall have become effective under the Securi-ties Act or Exchange Act (as applicable), and no stop or-der suspending the effectiveness of the Registration Statements shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

                   (g) The Contribution, the Distribution and the Re-capitalization. The Contribution, the Distribution and the Recapitalization shall have been consummated as pro-vided in the Distribution Agreement, and the conditions to consummation of such transactions set forth in Section
              8.01 of the Distribution Agreement shall have been satis-fied or, to the reasonable satisfaction of Sealed Air, shall have been waived.

                   (h) Stock Exchange Listing. The Newco Common Shares and Newco Convertible Preferred Shares to be issued in the Recapitalization and the Merger shall have been authorized



              for listing on the NYSE, subject to official notice of issuance.

                   SECTION 7.2. Conditions to Obligation of Grace. The obligation of Grace to consummate the Reorganization is also subject to the fulfillment or waiver by Grace prior to the Closing of each of the following conditions:

                   (a) Representations and Warranties. The representa-tions and warranties of Sealed Air set forth in this Agreement shall be true and correct in all material re-spects as of the date of this Agreement, and such repre-sentations and warranties shall be true and correct as of the Closing Date as though made on and as of the Closing Date (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct in all material re-spects as of such date) disregarding with respect to the Closing Date all qualifications and exceptions contained therein relating to materiality or Material Adverse Ef-fect, except for such matters as would not in the aggre-gate reasonably be expected to have a Material Adverse Effect with respect to Sealed Air, and Grace shall have received a certificate signed on behalf of Sealed Air by an officer to such effect.

                   (b) Performance of Obligations. Sealed Air shall have performed in all material respects all obligations required to be performed by it under this Agreement or the other Transaction Agreements at or prior to the Closing Date, and Grace shall have received a certificate signed on behalf of Sealed Air by an officer to such effect.

                   SECTION 7.3. Conditions to Obligation of Sealed Air. The obligation of Sealed Air to consummate the Reorganization is also subject to the fulfillment or waiver by Sealed Air prior to the Closing of each of the following conditions:

                   (a) Representations and Warranties. The representa-tions and warranties of Grace set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement, and the representations and warranties set forth in Section 5.1 shall be true and cor-rect in all material respects as of the Closing Date as though made on and as of the Closing Date (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct in all material respects as of such date), and the representations and warranties set forth in
              Section 5.2 shall be true and correct as of the Closing



              Date as though made on and as of the Closing Date (or in the case of representations and warranties that speak of some other date, as of such date), disregarding all qual-ifications and exceptions contained therein relating to materiality or Material Adverse Effect, except for such matters as would not in the aggregate reasonably be ex-pected to have a Material Adverse Effect with respect to the Packaging Business or the Packco Group, and Sealed Air shall have received a certificate signed on behalf of Grace by an officer to such effect.

                   (b) Performance of Obligations. Grace shall have performed in all material respects all obligations re-quired to be performed by it under this Agreement or the other Transaction Agreements at or prior to the Closing Date, and Sealed Air shall have received a certificate signed on behalf of Grace by an officer to such effect.

                   (c) Letter of Credit. New Grace or another member of the New Grace Group shall have obtained the letter of credit contemplated by Section 2.06(b) of the Distribution Agreement (to the extent required thereby).

                   (d) Solvency Opinion. The Sealed Air Board shall have received the opinion referred to in Section
              8.01(a)(ix)(A) of the Distribution Agreement regarding New Grace and Grace-Conn. and shall be entitled to rely on such opinion as if it were addressed to it.


                                   ARTICLE VIII

                                   TERMINATION

                   SECTION 8.1. Termination by Mutual Consent. This Agreement may be terminated, and the Reorganization may be abandoned, at any time prior to the Effective Time, before or after the approval by the shareholders of Grace and/or Sealed Air, by the mutual consent of each party hereto, which consent shall be effected by action of its Board of Directors.

                   SECTION 8.2. Termination by any Party Hereto. This Agreement may be terminated, and the Reorganization may be abandoned, by action of the Board of Directors of any party hereto, if (i) the Reorganization shall not have been consum-mated by April 30, 1998, provided that the right to terminate


         this Agreement pursuant to this clause (i) shall not be avail-able to any party whose breach of any provision of this Agree-ment results in the failure of the Reorganization to be con-summated by such date, (ii) at the Grace Meeting or at any ad-journment thereof, the approval of Grace's shareholders re-quired by Section 7.1(a), or, at the Sealed Air Meeting or any adjournment thereof, the approval of Sealed Air's shareholders required by Section 7.1(a) shall not have been obtained, or
         (iii) Grace or Sealed Air shall have entered into an agreement with respect to a Higher Offer in a manner permitted by Section 6.5.

                   SECTION 8.3. Termination by Grace. This Agreement may be terminated and the Reorganization may be abandoned at any time prior to the Effective Time, before or after the adop-tion and approval by shareholders of Grace referred to in Sec-tion 7.1(a), by action of the Grace Board, if (i) Sealed Air shall have failed to comply in any material respect with any of the covenants or agreements contained herein to be performed by it at or prior to the time of termination, which failure (a) is not capable of being cured prior to April 30, 1998 and with respect to which Grace has provided 15 days' written notice; or
         (b) is capable of being cured prior to such date but with re-spect to such failure Sealed Air has not made, or has ceased to make, diligent efforts to cure within 15 days of written notice from Grace; (ii) the Sealed Air Board shall have failed to rec-ommend to its shareholders the approval of the transactions contemplated hereby or shall have withdrawn, modified or changed in a manner materially adverse to Grace its approval or recommendation of this Agreement; or (iii) the average closing sales price of one Sealed Air Common Share for NYSE composite transactions, as reported in The Wall Street Journal, for the twenty trading days ending on the last trading day immediately preceding the day of the Effective Time (but for this clause) is less than $37.00 per share.

                   SECTION 8.4. Termination by Sealed Air. This Agree-ment may be terminated and the Reorganization may be abandoned at any time prior to the Effective Time, before or after the adoption and approval by shareholders of Sealed Air referred to in Section 7.1(a), by action of the Sealed Air Board, if (i) Grace shall have failed to comply in any material respect with any of the covenants or agreements contained herein to be per-formed by it at or prior to the time of termination, which failure (a) is not capable of being cured prior to April 30, 1998 and with respect to which Sealed Air has provided 15 days' written notice; or (b) is capable of being cured prior to such date but with respect to such failure Grace has not made, or has ceased to make, diligent efforts to cure within 15 days of written notice from Sealed Air; (ii) the Grace Board shall have


         failed to recommend to its shareholders the approval of the transactions contemplated hereby or shall have withdrawn, modi-fied or changed in a manner materially adverse to Sealed Air its approval or recommendation of this Agreement; or (iii) the average closing sales price of one Grace Common Share for NYSE composite transactions, as reported in The Wall Street Journal, for the twenty trading days ending on the last trading day im-mediately preceding the day of the Effective Time (but for this clause) is less than $45.375 per share.

                   SECTION 8.5. Effect of Termination and Abandonment. In the event of termination of this Agreement and the abandon-ment of the Reorganization pursuant to this Article VIII, no party hereto (or any of its directors or officers) shall have any liability or further obligation to any other party, except as set forth in Section 6.12 and except that nothing herein will relieve any party from liability for any material and willful breach of any covenant contained herein.


                                    ARTICLE IX

                            MISCELLANEOUS AND GENERAL

                   SECTION 9.1. Survival. Only those agreements and covenants of the parties which by their express terms apply in whole or in part after the Effective Time shall survive the Effective Time. All other representations, warranties, agree-ments and covenants shall be deemed only to be conditions of the Reorganization and shall not survive the Effective Time.

                   SECTION 9.2. Modification or Amendment. Subject to the applicable provisions of the DGCL, at any time prior to the Effective Time, the parties hereto may modify or amend this Agreement, by written agreement executed and delivered by duly authorized officers of the respective parties.

                   SECTION 9.3. Waiver of Conditions. The conditions to each party's obligation to consummate the Reorganization and the Merger are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permit-ted by applicable law.

                   SECTION 9.4. Counterparts. For the convenience of the parties hereto, this Agreement may be executed in any num-ber of separate counterparts signed by one or more of the par-ties hereto, each such counterpart being deemed to be an origi-nal instrument, and all such counterparts shall together con-stitute the same agreement.


                   SECTION 9.5. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

                   SECTION 9.6. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, tele-gram, telex or other standard form of telecommunications, or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

                   (a)  If to Grace or Merger Sub:

                        W. R. Grace & Co.
                        One Town Center Road
                        Boca Raton, Florida  33486-1010
                        Attention:  Secretary
                        Fax: (561) 362-1970

                        with a copy to:

                        Wachtell, Lipton, Rosen & Katz
                        51 West 52nd Street
                        New York, NY  10019
                        Attention:  Andrew R. Brownstein, Esq.
                        Fax: (212) 403-2000

                   (b)  If to Sealed Air:

                        Sealed Air
                        Park 80 East
                        Saddle Brook, New Jersey  07663
                        Attention:  President
                        Fax:  (201) 703-4152

                        with a copy to:

                        Davis Polk & Wardwell
                        450 Lexington Ave.
                        New York, NY  10017
                        Attention:  Christopher Mayer, Esq.
                        Fax:  (212) 450-4800

         or to such other address as any party hereto may have furnished to the other parties by a notice in writing in accordance with this Section.

                   SECTION 9.7. Entire Agreement; Assignment. This Agreement (and the Exhibits and Disclosure Letters hereto) (a)


         constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof other than the written confidentiality arrangements existing among the parties hereto, which shall survive, and (b) shall not be assignable by operation of law or otherwise.

                   SECTION 9.8. Definition of "Subsidiary." When a reference is made in this Agreement to a subsidiary of a party, the term "subsidiary" means any corporation or other organiza-tion whether incorporated or unincorporated of which at least a majority of the securities or interests having by the terms thereof ordinary voting power to elect at least a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is di-rectly or indirectly owned or controlled by such party or by any one or more of its subsidiaries, or by such party and one or more of its subsidiaries.

                   SECTION 9.9. Captions. The Article, Section and paragraph captions herein are for convenience of reference only, do not constitute part of this Agreement, and shall not be deemed to limit or otherwise affect any of the provisions hereof.

                   SECTION 9.10. Specific Performance. In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the party or parties who are or are to be thereby aggrieved shall have the right of specific performance and injunctive relief giving effect to its or their rights under this Agreement, in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative. The par-ties agree that the remedies at law for any breach or threat-ened breach, including monetary damages, are inadequate compen-sation for any loss and that any defense in any action for spe-cific performance that a remedy at law would be adequate is waived.

                   SECTION 9.11. Severability. If any provision of this Agreement or the application thereof to any person or cir-cumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or cir-cumstances other than those as to which it has been held in-valid or unenforceable, shall remain in full force and effect


         and shall in no way be affected, impaired or invalidated there-by, so long as the economic or legal substance of the transac-tions contemplated hereby is not affected in any manner adverse to any party.

                   SECTION 9.12. Third-Party Beneficiaries. Nothing contained in this Agreement, expressed or implied, is intended to confer upon any person or entity, other than the parties hereto, any benefit, right or remedies.

                   SECTION 9.13. Further Assurances. In addition to the actions specifically provided for elsewhere in this Agree-ment, but subject to Section 9.1 hereof, each of the parties hereto shall use reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws, regulations and agreements to consummate and make effec-tive the transactions contemplated by this Agreement.


                   IN WITNESS WHEREOF, this Agreement has been duly ex-ecuted and delivered by the duly authorized officers of the parties hereto on the date first hereinabove written.

                                       W. R. GRACE & CO.



                                       By: /s/ Albert J. Costello
                                          Name:  Albert J. Costello
                                          Title: Chairman, President and
                                                 Chief Executive Officer



                                       SEALED AIR CORPORATION



                                       By: /s/ T.J. Dermot Dunphy
                                          Name:  T.J. Dermot Dunphy
                                          Title:  Chairman of the Board
                                                  and Chief Executive
                                                  Officer


                                       PACKCO ACQUISITION CORP.



                                       By: /s/ Larry Ellberger
                                          Name:  Larry Ellberger
                                          Title:  President


                                                                 ANNEX A

                                  DEFINED TERMS


                   Acquisition Proposal: as defined in Section 6.3 hereof.

                   Affiliate: as defined in Rule 12b-2 under the Ex-change Act.

                   Agreement:  as defined in the Preamble hereof.

                   Benefits Agreement: the executed agreement in the form of Exhibit A to the Distribution Agreement.

                   CERCLA: the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

                   Closing:  as defined in Section 1.4 hereof.

                   Closing Date:  as defined in Section 1.4 hereof.

                   Code:  the Internal Revenue Code of 1986, as amended.

                   Contracts:  as defined in Section 5.1(d)(ii).

                   Contribution:  as defined in Recital B hereof.

                   DGCL:  as defined in Section 1.3 hereof.

                   Disclosure Letters: the Sealed Air Disclosure Letter and the Grace Disclosure Letter.

                   Distribution:  as defined in Recital C hereof.

                   Distribution Agreement: as defined in Recital B hereof.

                   Effective Time:  as defined in Section 1.3 hereof.

                   Environmental Law: any federal, state, foreign or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, common law, legal doctrine, order, judgment, decree, injunction, requirement or agreement with any government entity or other third party, (a) relating to the pollution, protection, preservation, investiga-tion or restoration of the environment (including, without lim-itation, air, water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or to human health or safety, or (b) the exposure to, or the use, storage, recycling,


         treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous
         Substances.

                   ERISA: the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

                   ERISA Affiliate: with respect to any entity, trade or business, any other entity, trade or business that is a mem-ber of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes the first entity, trade or business, or that is a member of the same "controlled group" as the first entity, trade or business pur-suant to Section 4001(a)(14) of ERISA.

                   Exchange Act: the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereun-der.

                   Exchange Agent:  as defined in Section 4.2(a) hereof.

                   Governmental Entity: as defined in Section 5.1(d)(i) hereof.

                   Grace:  as defined in the Preamble hereof.

                   Grace Board:  the Board of Directors of Grace.

                   Grace Certificate of Incorporation:  as defined in
         Section 2.1 hereof.

                   Grace Common Shares: shares of common stock, par value $.01 per share, of Grace (including the associated Grace Rights).

                   Grace-Conn.:  as defined in Recital C hereof.

                   Grace Credit Agreement: as defined in the Distribu-tion Agreement.

                   Grace Disclosure Letter: as defined in Section 5.1 hereof.

                   Grace Meeting: a duly convened meeting of holders of Grace Common Shares called to vote on and approve the transac-tions contemplated hereby (including the transactions contem-plated by the Distribution Agreement).



                   Grace Options: as defined in Section 5.1(a)(i) here-of.

                   Grace Preferred Shares: shares of preferred stock, par value $.01 per share, of Grace.

                   Grace Registration Statement: the registration statement to be filed by Grace with the SEC in connection with the issuance of Newco Common Shares and Newco Convertible Pre-ferred Shares in the Merger and the Recapitalization, which shall include therein the Joint Proxy Statement.

                   Grace Rights: the preferred share purchase rights of Grace issued pursuant to the Grace Rights Agreement.

                   Grace Rights Agreement: the Rights Agreement, dated as of September 25, 1996, by and between Grace and The Chase Manhattan Bank, as Rights Agent.

                   Grace Savings Plan: the W.R. Grace & Co. Salaried Employees Savings and Investment Plan.

                   Grace Stock Plans: as defined in Section 5.1(a)(i) hereof.

                   Grace Tax Matters Certificate: as defined in Section 5.1(j) hereof.

                   Hazardous Substance: any substance, waste or mate-rial listed, defined, designated or classified as a pollutant or contaminant, or as ignitable, corrosive, reactive or hazard-ous, toxic, radioactive or dangerous, or otherwise regulated under any Environmental Law, whether by type or by quantity, including any substance containing any such substance as a com-ponent.

                   Higher Offer:  as defined in Section 6.3 hereof.

                   HSR Act: the Hart-Scott-Rodino Antitrust Improve-ments Act of 1976, as amended.

                   IRS:  the United States Internal Revenue Service.

                   Joint Proxy Statement: the joint proxy statement (including all proxy solicitation materials constituting a part thereof) to be prepared by the parties hereto and mailed to the Grace shareholders or Sealed Air shareholders, as the case may be, in connection with the Reorganization.


                   knowledge of executive officers: shall mean, in the case of Grace or Sealed Air, as the case may be, the knowledge of each officer of such party subject to Section 16 of the Ex-change Act pursuant to Rule 16a-2 under the Exchange Act.

                   Lien:  as defined in Section 5.2(g) hereof.

                   material: with respect to any party, material to such party and its subsidiaries, taken as a whole.

                   Material Adverse Effect: with respect to any party, an effect which would be materially adverse to the properties, business, financial condition, results of operations or pros-pects of such party and its subsidiaries taken as a whole.

                   Meetings: the Grace Meeting and the Sealed Air Meet-ing.

                   Merger:  as defined in Recital E hereof.

                   Merger Certificate: as defined in Section 1.3 here-of.

                   Merger Sub:  as defined in the Preamble hereof.

                   Merger Sub Common Stock: as defined in Section 5.1(a)(ii) hereof.

                   Multiemployer Plan: as defined in Section 5.2(l)(v) hereof.

                   Multiple Employer Plan:  as defined in Section
         5.2(l)(v) hereof.

                   Newco:  as defined in Recital E hereto.

                   Newco Amendment: as defined in Recital E hereof, the terms of which are attached hereto as Exhibit F.

                   Newco Certificate: a certificate evidencing Newco Common Shares.

                   Newco Common Shares: the shares of common stock of Newco, par value $.10 per share.

                   Newco Convertible Preferred Shares: the shares of Series A Convertible Preferred Stock of Newco, par value $.10 per share, the terms of which are set forth in Exhibit E here-to.


                   New Grace:  as defined in the Distribution Agreement.

                   New Grace Business:  as defined in the Distribution
         Agreement.

                   New Grace Group:  as defined in the Distribution
         Agreement.

                   New Grace Registration Statement: the registration statement to be filed with the SEC by New Grace in connection with the Distribution.

                   NYSE:  the New York Stock Exchange, Inc.

                   Old Sealed Air Certificate: a certificate evidencing Sealed Air Common Shares.

                   Other Agreements:  as defined in the Distribution
         Agreement.

                   Packaging Business:  as defined in the Distribution
         Agreement.

                   Packaging Business Disclosure Letter:  as defined in
         Section 5.2 hereof.

                   Packaging Business Disclosure Letter Balance Sheet: as disclosed in Section 5.2(d)(i) hereof.

                   Packaging Business Disclosure Letter Financial State-ments: as defined in Section 5.2(d)(i) hereof.

                   Packaging Business Financial Statements: as defined in Section 6.7(a) hereof.

                   Packaging Business Intellectual Property: as defined in Section 5.2(m) hereof.

                   Packaging Business Plans: as defined in Section 5.2(l)(i) hereof.

                   Packaging Business-Only Plans: as defined in Section 5.2(l)(i) hereof.

                   Packco:  as defined in Recital B hereof.

                   Packco Assets: as defined in the Distribution Agree-ment.


                   Packco Employees: as defined in the Benefits Agree-ment.

                   Packco Group: as defined in the Distribution Agree-ment.

                   Packco Qualified Plans:  as defined in Section
         5.2(l)(iii) hereof.

                   Packco Subsidiary:  as defined in the Distribution
         Agreement.

                   Recapitalization:  as defined in the Distribution
         Agreement.

                   Registration Statements: the Grace Registration Statement and the New Grace Registration Statement.

                   Reorganization: the Contribution, the Recapitaliza-tion, the Distribution and the Merger and other transactions contemplated by the Transaction Agreements.

                   Representatives: with respect to any party, such party's officers, employees, counsel, accountants and other authorized representatives.

                   S.C. Certificate of Incorporation:  as defined in
         Section 2.1 hereof.

                   Schedules 14A: the Schedule 14A to be filed by Grace or Sealed Air, as the case may be, in connection with the Reor-ganization, including the related Joint Proxy Statement.

                   Sealed Air:  as defined in the Preamble hereof.

                   Sealed Air Board:  the Board of Directors of Sealed
         Air.

                   Sealed Air Common Shares: shares of common stock, par value $.01 per share, of Sealed Air.

                   Sealed Air Disclosure Letter:  as defined in Section
         5.3 hereof.

                   Sealed Air Employees:  as defined in Section
         5.3(l)(i) hereof.

                   Sealed Air Intellectual Property: as defined in Sec-tion 5.3(p) hereof.


                   Sealed Air Meeting: a duly convened meeting of hold-ers of Sealed Air Common Shares called to vote on and approve the transactions contemplated hereby.

                   Sealed Air Plans: as defined in Section 5.3(l)(i) hereof.

                   Sealed Air Qualified Plans:  as defined in Section
         5.3(l)(iii).

                   Sealed Air Stock Plans: as defined in Section 5.3(a) hereof.

                   Sealed Air Tax Matters Certificate:  as defined in
         Section 5.3(q) hereof.

                   SEC:  the Securities and Exchange Commission.

                   SEC Documents: with respect to any party, all fil-ings made by such party or its subsidiaries with the SEC since December 31, 1994, including notes, schedules, amendments and exhibits thereto.

                   Securities Act: the Securities Act of 1933, as amen-ded, and the rules and regulations promulgated thereunder.

                   subsidiary:  as defined in Section 9.8 hereof.

                   Surviving Corporation: as defined in Section 1.2 hereof.

                   Takeover Statute: as defined in Section 5.1(g) here-of.

                   Tax Sharing Agreement: the executed agreement in the form of Exhibit B to the Distribution Agreement.

                   Transaction Agreements: this Agreement, the Distri-bution Agreement and the Other Agreements.

                   US GAAP: United States generally accepted accounting principles consistently applied.


                                       A-7